                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Vectren Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [VECTREN CORPORATION LOGO]

                              VECTREN CORPORATION
                            20 N. W. Fourth Street
                           Evansville, Indiana 47708

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 2001

TO THE SHAREHOLDERS OF VECTREN CORPORATION

   The annual meeting of shareholders of Vectren Corporation (the "Company") will be held at the Company's Norman P. Wagner Operations Center, One North Main Street, Evansville, Indiana on Wednesday, April 25, 2001, at 9:30 a.m. (Central Daylight Time), for the following purposes:

  1. To elect four directors of the Company to serve for a term of three years or until their successors are duly qualified and elected;

  2. To approve the Company's At-Risk Compensation Plan; and

  3. To transact such other business as may properly come before the meeting, or any adjournment of the meeting.

   As allowed by the Company's Code of By-Laws, the board of directors has fixed the close of business on March 2, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

   It is important that your stock be represented at this meeting to assure a quorum. Whether or not you now expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it promptly to the Company in the accompanying addressed envelope. No stamp is required if mailed in the United States. You may also authorize the individuals named on your proxy card to vote your shares by calling toll-free 1-877-779-8683 or using the Internet (www.eproxyvote.com/vvc) by following the instructions included with your proxy card. Please note that if your shares are not registered in your own name, your bank, broker or other institution holding your shares may not offer telephone or Internet voting. You have the unconditional right to revoke your proxy at any time before the authority granted by it is exercised.

                                          By order of the board of directors.

                                          Vectren Corporation

                                          [Ronald E. Christian]
                                          RONALD E. CHRISTIAN
                                          Senior Vice President, General
                                           Counsel, and Corporate Secretary

Evansville, Indiana
March 16, 2001

                          LOCATION OF APRIL 25, 2001
                         ANNUAL SHAREHOLDERS' MEETING

                                     [MAP]

                      NORMAN P. WAGNER OPERATIONS CENTER
                              Vectren Corporation
                             One North Main Street
                              Evansville, Indiana

   Parking for shareholders will be provided in the Employee and Visitor parking lot on the corner of North Main and Division Streets. Please use the Main Street entrance.

                            YOUR VOTE IS IMPORTANT

   PLEASE READ THE PROXY STATEMENT AND SIGN, DATE AND MAIL THE PROXY IN THE PREPAID ENVELOPE WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY PRIOR TO OR AT THE MEETING AND VOTE IN PERSON IF YOU WISH. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT THEY RECEIVE YOUR VOTING INSTRUCTIONS.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxy Statement...........................................................   1
  Solicitations of Proxies................................................   1
  Purposes of Meeting.....................................................   1
  Voting Securities.......................................................   1

Item 1. Election of Directors.............................................   2
  Class I Directors.......................................................   2
  Class II Directors......................................................   3
  Class III Directors.....................................................   3

Other Executive Officers..................................................   4

Common Stock Ownership by Directors and Executive Officers................   5

Certain Relationships and Related Transactions............................   6

Meetings and Committees of the Board of Directors.........................   6

Director Compensation.....................................................   7

Section 16(a) Beneficial Ownership Reporting Compliance...................   7

Report of the Audit Committee.............................................   7

Executive Compensation and Other Information..............................   8

Report of the Compensation Committee......................................   8
  A. Executive Compensation Policy........................................   8
  B. Components of Executive Compensation.................................   9
    Base Salary...........................................................   9
    Annual Incentive Compensation.........................................   9
    Long-Term Incentive Compensation......................................  10
  C. Chief Executive Officer Compensation.................................  11
  D. Share Ownership......................................................  11
  E. Compensation Consultant, Termination Benefits Agreements and
    Deductibility of Executive Compensation...............................  11

Compensation Committee Interlocks and Insider Participation...............  13

Compensation..............................................................  13
  Table I:Summary Compensation............................................  13
  Table I(A):Earnings for Former Indiana Energy Executives................  14
  Table II:Option Grants in Last Fiscal Year..............................  16
  Table III:  Aggregated Option Exercises in Last Fiscal Year and Fiscal
              Year-End Option Values from 1/1/2000 - 12/31/2000...........  16
  Table IV: Long-Term Incentive Plan Awards in Last Fiscal Year...........  16

Retirement Savings Plan...................................................  17

Retirement Plans..........................................................  17
  Table: Pension Plan.....................................................  18

Stock Option Plan.........................................................  19

Employment Agreements.....................................................  19

Corporate Performance.....................................................  20
  Comparison of 9 Month Cumulative Total Return...........................  20

                                                                           Page
                                                                           ----
Item 2. Approval of Company's At-Risk Compensation Plan...................  21
  Stock Options...........................................................  21
  Restricted Stock........................................................  21
  Other Stock Based Awards................................................  22
  Annual Incentive Awards.................................................  22
  Awards Under the At-Risk Compensation Plan..............................  22
  United States Federal Income Tax Aspects of the At-Risk Compensation
   Plan...................................................................  22
    Incentive Stock Options...............................................  22
    Restricted Stock......................................................  23
    Stock Units Awards....................................................  23
    Section 162(m) of the Internal Revenue Code...........................  23
  Required Vote and Recommendation........................................  24

Independent Public Accountants of the Company.............................  24
  Audit Fees..............................................................  24
  Financial Systems Design and Implementation Fees........................  24
  All Other Fees..........................................................  24

Cost and Method of Solicitation...........................................  25

Annual Report.............................................................  25

Revocation Rights.........................................................  25

Nomination of Directors by Shareholders...................................  25

Shareholders' Proposals for 2002 Annual Meeting...........................  26

APPENDIX A--Audit Committee Charter....................................... A-1

APPENDIX B--At-Risk Compensation Plan..................................... B-1

                              VECTREN CORPORATION
                            20 N. W. Fourth Street
                           Evansville, Indiana 47708
                                (812) 491-4000

                                PROXY STATEMENT

   The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the board of directors of the Company. The proxy will be used at the annual meeting of shareholders to be held at the Company's Norman P. Wagner Operations Center, One North Main Street, Evansville, Indiana, on Wednesday, April 25, 2001, at 9:30 a.m. (Central Daylight Time), and at any adjournment of the meeting for the matters to be acted upon under its authority. The proxy and this proxy statement were first mailed to the shareholders on or about March 16, 2001.

                           SOLICITATIONS OF PROXIES

   The management solicits your proxy for use at the annual meeting of the Company. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by management. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. You may revoke your proxy at any time before it is exercised by written notice to the Secretary of the Company received prior to the time of the meeting, or orally at the meeting.

   If you are a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, your proxy card will represent the number of shares registered in your name and the number of shares credited to your plan account. For those shares held in the plan, your proxy card will serve as direction to the Plan Administrator as to how your account is to be voted.

                              PURPOSES OF MEETING

   As of this date, the only known business to be presented at the 2001 annual meeting of shareholders is (1) the reelection of four directors of the Company to serve for a term of three years or until their successors are duly qualified and elected, and (2) the approval of the Company's At-Risk Compensation Plan. However, the enclosed proxy authorizes the proxy holders to vote on all other matters that may properly come before the meeting, and it is the intention of the proxy holders to take any such action utilizing their best judgment. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purposes of determining a quorum, shares represented at the meeting are counted without regard to abstentions or broker non-votes as to any particular item.

                               VOTING SECURITIES

   On March 31, 2000, Indiana Energy, Inc. ("Indiana Energy") and SIGCORP, Inc. ("SIGCORP") merged with and into the Company. As a result of the merger, each Indiana Energy shareholder received 1 share of the Company's common stock for each share of Indiana Energy common stock owned by the shareholder, and each SIGCORP shareholder received 1.333 shares of the Company's common stock for each share of SIGCORP common stock owned by the shareholder. Immediately following the merger, the former Indiana Energy shareholders owned 48.6% of the Company, and the former SIGCORP shareholders owned 51.4% of the Company.

   As of March 2, 2001, the Company had one class of capital stock outstanding, consisting of 67,712,468 shares of common stock without par value. The holders of the outstanding shares of common stock are entitled to one vote for each share held of record on each matter presented to a vote of the shareholders at the meeting. However, unless the holder personally appears at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted. Only shareholders of record at the close of business on March 2, 2001 will be entitled to vote at the meeting or at any adjournment of the meeting.

                         ITEM 1. ELECTION OF DIRECTORS

   The Company's board of directors currently consists of sixteen directors divided into three classes having staggered terms of three years each. Four of the five Class I directors, John D. Engelbrecht, William G. Mays, J. Timothy McGinley, and Richard P. Rechter, are nominees for election with terms expiring in 2004. The fifth member of Class I, James S. Vinson, is not standing for reelection due to his impending retirement and relocation to South Carolina. The Class II directors, Lawrence A. Ferger, Donald A. Rausch, Ronald G. Reherman, Richard W. Shymanski, and Jean L. Wojtowicz, have terms expiring in 2002. The Class III directors, John M. Dunn, Niel C. Ellerbrook, Anton H. George, Andrew E. Goebel, Robert L. Koch II, and James C. Shook, have terms expiring in 2003. Messrs. Ellerbrook and Goebel also serve as directors of Vectren Utility Holdings, Inc., a holding company for the Company's regulated gas and electric distribution company subsidiaries, Indiana Gas Company, Inc. ("Indiana Gas"), Southern Indiana Gas and Electric Company ("SIGECO"), and Vectren Energy Delivery of Ohio, Inc. Messrs. Ellerbrook and Goebel also serve as directors of Vectren Capital, Corp. ("Vectren Capital"), the Company's subsidiary that serves as the vehicle for financing non-regulated business activities, and Vectren Enterprises, Inc. ("Vectren Enterprises"), the Company's subsidiary that serves as the corporate parent for non-regulated business activities. The placement of a portion of the Company's directors on the board of directors of Vectren Capital and Vectren Enterprises will ensure the participation of those individuals in decision making with respect to financing and non-regulated business activities.

   At each annual meeting of shareholders, directors are elected to succeed those whose terms then expire for a term of three years or until their successors are duly qualified and elected. Accordingly, four directors are to be elected by a plurality of votes cast at the annual meeting of shareholders to be held on April 25, 2001.

   The board of directors intends that the enclosed proxy will be voted by the proxy holders in favor of the election of the nominees named below for the office of director of the Company to hold office for a term of three years or until their respective successors are duly qualified and elected. Each of such nominees is now serving as a director of the Company and has signified the willingness to serve if elected. Directors are elected by a plurality of the votes cast. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees might result in some nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. If, however, any situation should arise under which any nominee should be unable to serve, the authority granted in the enclosed proxy may be exercised by the proxy holders for the purpose of voting for a substitute nominee.

   Certain information concerning the nominees and the other directors of the Company is set forth below and under the caption "Meetings and Committees of the Board of Directors." If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years.

Class I Directors--Term expiring 2004

   John D. Engelbrecht, age 49, has been a director of SIGCORP or the Company since 1996. Mr. Engelbrecht is President and Chief Executive Officer of South Central Communications, owner and operator of radio and television stations in Indiana, Kentucky and Tennessee, and MUZAK franchises in 14 U.S. cities.

   William G. Mays, age 54, has been a director of Indiana Energy or the Company since 1998. Mr. Mays is President of Mays Chemical Company, Inc., an Indianapolis, Indiana based chemical company, and is also a director of Anthem, Inc.

   J. Timothy McGinley, age 60, has been a director of Indiana Energy or the Company since January 1999. Mr. McGinley is Managing Partner and principal owner of House Investments, a real estate investment company. Mr. McGinley is also a director of Bindley Western Industries, Inc.

   Richard P. Rechter, age 61, has been a director of Indiana Gas, Indiana Energy, or the Company since 1984. Mr. Rechter is Chairman of Rogers Group, Inc., a company providing crushed stone, sand and gravel, asphalt, highway construction, concrete masonry and construction materials recycling; President, Chief Executive Officer and director of Rogers Management, Inc.; and President, Chief Executive Officer and director of Mid-South Stone, Inc. Mr. Rechter is also a director of Monroe County Bank and Monroe Bancorp.

   The board of directors recommends a vote "FOR" all nominees for Class I director.

Class II Directors--Term expiring 2002

   Lawrence A. Ferger, age 66, has been a director of Indiana Gas, Indiana Energy, or the Company since 1984. From October 1997 through June 1, 1999, Mr. Ferger served as Chairman and Chief Executive Officer of Indiana Energy and Indiana Gas. Prior to that time and since January 1996, Mr. Ferger served as Chairman, President and Chief Executive Officer of Indiana Energy and Indiana Gas; and prior to that time and since 1987, Mr. Ferger was President and Chief Executive Officer of Indiana Energy and Indiana Gas.

   Donald A. Rausch, age 70, has been a director of SIGECO, SIGCORP, or the Company since 1982. From 1990 through 1995, Mr. Rausch served as Chairman, President and Chief Executive Officer of UF Bancorp, Inc. in Evansville, Indiana. From 1985 through 1995, Mr. Rausch served as Chairman and President of Union Federal Savings Bank in Evansville, Indiana.

   Ronald G. Reherman, age 65, has been a director of SIGECO, SIGCORP, or the Company since 1985. From January 1996 through March 2000, Mr. Reherman served as Chairman, President, and Chief Executive Officer of SIGCORP. From September 1997 through March 2000, Mr. Reherman also served as Chairman of SIGECO. Prior to that time and since 1991, Mr. Reherman served as Chairman, President and Chief Executive Officer of SIGECO. Mr. Reherman is also a director of Integra Bank of Evansville, Indiana.

   Richard W. Shymanski, age 64, has been a director of SIGECO, SIGCORP, or the Company since 1989. Mr. Shymanski is the retired Chairman and Chief Executive Officer of Harding, Shymanski & Company, Professional Corporation, Certified Public Accountants, in Evansville, Indiana.

   Jean L. Wojtowicz, age 43, has been a director of Indiana Energy or the Company since 1996. Ms. Wojtowicz is President and founder of Cambridge Capital Management Corp., a consulting and venture capital firm.

Class III Directors--Term expiring 2003

   John M. Dunn, age 63, has been a director of SIGCORP or the Company since 1996. Mr. Dunn is President and Chief Executive Officer of Dunn Hospitality Group, a hotel development and management company. He is also director of Old National Bank of Evansville.

   Niel C. Ellerbrook, age 52, has been a director of Indiana Energy or the Company since 1991. Mr. Ellerbrook is Chairman of the Board and Chief Executive Officer of the Company, having served in that capacity since March 2000. Prior to that time and since June 1999, Mr. Ellerbrook served as President and Chief Executive Officer of Indiana Energy. Prior to that time and since October 1997, Mr. Ellerbrook served as President and Chief Operating Officer of Indiana Energy. From January through October 1997, Mr. Ellerbrook served as Executive Vice President, Treasurer and Chief Financial Officer of Indiana Energy; and prior to that time and since 1986, Vice President, Treasurer and Chief Financial Officer. Mr. Ellerbrook is a director of Vectren Utility

Holdings, Vectren Capital, and Vectren Enterprises. He is also a director of Fifth Third Bank, Indiana, and Deaconess Hospital of Evansville, Indiana.

   Anton H. George, age 41, has been a director of Indiana Energy or the Company since 1990. Mr. George is President and a director of Indianapolis Motor Speedway Corporation, an auto racing company. Mr. George is also President and a director of Hulman & Company, a manufacturer and distributor of baking powder, and a director of First Financial Corporation.

   Andrew E. Goebel, age 53, has been a director of SIGCORP or the Company since 1997. Mr. Goebel is President and Chief Operating Officer of the Company, having served in that capacity since March 2000. Prior to that time and since April 1999, Mr. Goebel was President and Chief Operating Officer of SIGCORP. From September 1997 through April 1999, Mr. Goebel served as Executive Vice President of SIGCORP; and prior to that time and since 1996, he served as Secretary and Treasurer of SIGCORP. Mr. Goebel is a director of Vectren Utility Holdings, Vectren Capital, and Vectren Enterprises. Mr. Goebel is also a director of Old National Bancorp and Old National Bank.

   Robert L. Koch II, age 62, has been a director of SIGECO, SIGCORP, or the Company since 1986. Mr. Koch is President and Chief Executive Officer of Koch Enterprises, Inc., a holding company comprised of manufacturers of industrial painting systems and wholesale distributors of heating and air conditioning equipment. Mr. Koch is also a director of Fifth Third Bancorp, and Bindley Western Industries, Inc.

   James C. Shook, age 69, has been a director of Indiana Gas, Indiana Energy, or the Company since 1983. Mr. Shook is President of Coldwell Banker / The Shook Agency, Inc., a residential, commercial, and industrial real estate brokerage firm in Lafayette, Indiana. Mr. Shook is also a director of Crossmann Communities, Inc.

                           OTHER EXECUTIVE OFFICERS

   Other executive officers of the Company are Jerome A. Benkert, Jr., age 42, Carl L. Chapman, age 45, and J. Gordon Hurst, age 57.

   On March 31, 2000, Mr. Benkert was elected as Executive Vice President and Chief Financial Officer of the Company. Prior to March 31, 2000 and since October 1, 1997, he was Executive Vice President and Chief Operating Officer of Indiana Energy's administrative services company. Mr. Benkert has served as Controller and Vice President of Indiana Gas. Mr. Benkert served as Chief Accountant, Secretary/Treasurer and was a member of the board of directors of Richmond Gas Corporation from February 1, 1986 to January 1, 1991. Mr. Benkert served as Assistant Treasurer for Indiana Gas from January 1, 1991 to October 1, 1993.

   On March 31, 2000, Mr. Chapman was elected Executive Vice President of the Company. Prior to March 31, 2000 and since 1986, Mr. Chapman served as Assistant Treasurer of Indiana Energy. Since October 1, 1997, Mr. Chapman has served as President of IGC Energy, Inc., which has been renamed Vectren Energy Solutions, Inc. As of May 1, 1998, when he assumed this position full-time, he was again considered to be a named executive officer of Indiana Energy. Mr. Chapman served as President of ProLiance Energy, LLC ("ProLiance"), a gas supply and energy marketing joint venture partially owned by Vectren Energy Solutions, Inc., an indirect, wholly owned subsidiary of the Company, from March 15, 1996, until April 30, 1998. Currently, Mr. Chapman is the chairman of ProLiance. From 1995 until March 15, 1996, he was Senior Vice President of Corporate Development for Indiana Gas. Prior to 1995 and since 1987, he was Vice President of Planning for Indiana Gas.

   On March 31, 2000, Mr. Hurst was elected Executive Vice President of the Company. Prior to March 31, 2000 and since 1966, Mr. Hurst has served in various positions with SIGECO. From 1997 to 2000, he was Executive Vice President and Chief Operating Officer; from 1992 to 1997, he was Senior Vice President and General Manager of Operations. Mr. Hurst has served as Vice President of Power and Gas Operations, Vice President of Gas and Warrick Operations, and Vice President of SIGECO. He has also served as Director of Gas Operations, Director of Power Production, and Director of Electrical Engineering.

          COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the number of shares of common stock of the Company beneficially owned by the directors, the chief executive officer, the four additional named executive officers, and all directors and executive officers as a group, as of December 31, 2000. Except as otherwise indicated, each individual has sole voting and investment power with respect to the shares listed below.

      Name of Individuals or Identity of Group    Shares Owned Beneficially (1)
      ----------------------------------------    -----------------------------
      John M. Dunn...............................         3,751 (2)(4)
      Niel C. Ellerbrook.........................        71,837 (2)(6)
      John D. Engelbrecht........................         5,178 (3)(4)
      Lawrence. A. Ferger........................       144,487 (4)(7)
      Anton H. George............................     2,586,907 (1)(4)(5)
      Andrew E. Goebel...........................       147,350 (2)(3)(6)(9)
      Robert L. Koch II..........................         5,267 (2)(3)(4)
      William G. Mays............................         1,829 (4)
      J. Timothy McGinley........................         4,434 (2)(4)
      Donald A. Rausch...........................        20,446 (4)
      Richard P. Rechter.........................        11,714 (2)(4)
      Ronald G. Reherman.........................       224,845 (3)(4)(10)
      James C. Shook.............................        62,921 (4)(8)
      Richard W. Shymanski.......................        15,014 (3)(4)
      James S. Vinson............................         1,813 (3)(4)
      Jean L. Wojtowicz..........................         1,798 (2)(4)
      Jerome A. Benkert, Jr......................        15,656 (2)(6)
      Carl L. Chapman............................        27,012 (2)(6)
      J. Gordon Hurst............................       108,576 (2)(3)(6)(9)
      All Directors and Executive Officers as a
       Group (19 Persons)........................     3,460,835 (1)

--------
 (1) Except for Anton H. George, no director or executive officer owned beneficially as of December 31, 2000, more than .33 percent of common stock of the Company. Excluding Anton H. George, all directors and executive officers owned beneficially an aggregate of 873,928 shares or
     1.29 percent of Common Stock of the Company. The beneficial ownership by Anton H. George of 2,586,907 shares or 3.82% of Common Stock of the Company is discussed below in footnote (5).
 (2) This amount does not include derivative securities held under the Company's Non-Qualified Deferred Compensation Plan. These derivative securities are in the form of phantom stock units which are valued as if they were Company Common Stock. The amounts shown for the following individuals include the following amounts of phantom units:

      Name of Individuals or Identity of Group              Phantom Stock Units
      ----------------------------------------              -------------------
      John M. Dunn.........................................         1,348
      Niel C. Ellerbrook...................................        48,515
      Andrew E. Goebel.....................................         4,530
      Robert L. Koch II....................................           395
      J. Timothy McGinley..................................           851
      Richard P. Rechter...................................        11,896
      Jean L. Wojtowicz....................................         5,464
      Jerome A. Benkert, Jr................................        14,811
      Carl L. Chapman......................................        25,596
      J. Gordon Hurst......................................           726
      All Directors and Executive Officers as a Group
       (10 Persons)........................................       114,132

 (3) Includes shares held by spouse or jointly with spouse.

 (4) Includes shares granted to non-employee directors under the Company's Directors Restricted Stock Plan, which are subject to certain transferability restrictions and forfeiture provisions.
 (5) Of the 2,586,907 shares, Mr. George has both voting and investment power with respect to 13,858 shares. Regarding the balance he may be deemed to share voting or investment power in his capacity as a member of the shareowner's board of directors or charitable donations committee. Mr. George disclaims beneficial interest in these shares.
 (6) Includes shares granted to executives under the Company's Executive Restricted Stock Plan, which are subject to certain transferability restrictions and forfeiture provisions.
 (7) Includes 144,053 shares held in a family limited partnership, in which Mr. Ferger is a general partner and owns limited partnership interests. Mr. Ferger shares voting and investment power over these shares with his wife.
 (8) Includes 2,000 shares held by Mr. Shook's wife, and he disclaims beneficial interest therein.
 (9) Includes shares which the named individual has the right to acquire under the SIGCORP, Inc. Stock Option Plan. See Table III for the number of shares that can currently be acquired.
(10) As of December 31, 2000, Mr. Reherman had the right to acquire 242,908 shares under the SIGCORP, Inc. Stock Option Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Andrew E. Goebel is President and Chief Operating Officer of the Company. During 2000, Hasgoe Cleaning Systems, a cleaning company owned by Mr. Goebel's brother, performed certain cleaning services for the Company and certain of its subsidiaries and is expected to perform such services in 2001. During 2000, the cost of such services was $174,372.88, which the Company believes to be a fair and reasonable price for the services rendered.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The board of directors of the Company had eight (8) meetings during the last fiscal year. No member attended fewer than 75 percent of the aggregate of board meetings and meetings of the respective committees of the board of which they are members.

   The members of the Company's board of directors are elected to various committees. The standing committees of the board are: the Executive Committee, the Audit Committee, the Compensation Committee, and the Public and Environmental Affairs Committee.

   The members of the Executive Committee are Niel C. Ellerbrook, chairman, Andrew E. Goebel, Anton H. George, Robert L. Koch II, John M. Dunn, and Richard P. Rechter. The Executive Committee acts on behalf of the board of directors of the Company when the board is not in session, except on those matters which require action of the full board of directors. The Executive Committee meets as required. There were two (2) meetings of the committee during the past fiscal year.

   The members of the Audit Committee are Anton H. George, chairman, John M. Dunn, John D. Engelbrecht, J. Timothy McGinley, Dr. James S. Vinson, and Jean
L. Wojtowicz. The functions of the Audit Committee are described under "Report of the Audit Committee" below. There were three (3) meetings of the committee during the past fiscal year.

   The members of the Compensation Committee are Robert L. Koch II, chairman,
J. Timothy McGinley, Donald A. Rausch, Richard P. Rechter, Richard W. Shymanski, and Jean L. Wojtowicz. None of the members is an officer or employee of the Company. The committee has the responsibility of formulating recommendations to the board as to the compensation to be paid to the officers of the Company and certain of its subsidiaries. If the Company's At-Risk Compensation Plan is approved by the shareholders at the annual meeting (see "Approval of Company's At-Risk Compensation Plan" below), the committee will also administer that plan. There were five (5) meetings of the committee during the past fiscal year. See the "Report of the Compensation Committee" below.

   The members of the Public and Environmental Affairs Committee are Dr. James
S. Vinson, chairman, Lawrence A. Ferger, William G. Mays, Ronald G. Reherman, James C. Shook, and Richard W. Shymanski. The duties and powers of the committee are to review current policies, programs, procedures, and processes of the Company and its subsidiaries affected by public policy and affecting the environment. It also reviews reports from Company management on public policy and environmental matters and monitors compliance with, and trends and emerging policy developments in, business and environmental regulation. In addition, the committee reports to the board of directors on public policy and environmental issues affecting the Company and its subsidiaries. There were two (2) meetings of the committee during the past fiscal year.

                             DIRECTOR COMPENSATION

   Non-employee directors of the Company receive combined fees totaling $20,000 per year for service on the board. The fees are paid in the form of a monthly retainer of $1,666.66. Committee chairs receive a cash retainer of $2,000 per year, which is paid in the form of a monthly retainer of $166.66.

   Non-employee directors also receive a fee of $1,000 for each Company board meeting attended. Each non-employee member of a committee of the board is paid a fee of $1,000 for each meeting of the committee attended, and each non-employee chair of a committee is paid an additional fee of $500 for each meeting attended.

   On October 1, 2000, each non-employee member of the board received a grant of 434 shares of restricted stock under the Vectren Corporation Directors Restricted Stock Plan (formerly the Indiana Energy, Inc. Directors Restricted Stock Plan). The terms of that grant provide that, subject to certain limited exceptions, the restrictions will lift on October 1, 2003. At that time, if the director continues serving on the board he or she will receive the shares without restrictions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership concerning the common stock with the Securities and Exchange Commission, and to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the Section 16(a) filings that the Company has received, the Company believes that all filings required to be made under
Section 16(a) during 2000 were timely made.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. The committee consists of six members, all of whom are independent from the Company and the Company's management in accordance with the New York Stock Exchange's listing requirements. The committee met three (3) times during the past fiscal year, and operates under a written Audit Committee Charter adopted by the board of directors of the Company on March 31, 2000, a copy of which is included as Appendix A to this proxy statement. Under the Audit Committee Charter, the committee has the authority and the responsibility to select, evaluate, and replace the independent accountants, to review the scope, conduct, and results of audits performed, and to make inquiries as to the differences of views, if any, between such independent accountants and officers and employees of the Company and subsidiaries with respect to the financial statements and records and accounting policies, principles, methods and systems. It further considers whether the provision by the independent auditors of services for the Company in addition to the annual audit examination is compatible with maintaining the independent auditors' independence. Finally, the committee reviews the policies and guidelines of the Company and subsidiaries designed to ensure the proper use and accounting for corporate assets, and the activities of the Company's Internal Audit department.

   In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the Company's financial reporting and controls. The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

   The committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee also evaluated and recommended to the board of directors the reappointment of the Company's independent auditors for fiscal year 2001.

                                          Audit Committee

                                          Anton H. George, Chairman
                                          John M. Dunn
                                          John D. Engelbrecht
                                          J. Timothy McGinley
                                          James S. Vinson
                                          Jean L. Wojtowicz

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is responsible for reviewing and approving all elements of the total compensation program for officers of the Company and certain of its subsidiaries and serves as the administrator of the annual and long-term incentive plan. In the future the committee will also administer the Company's "At-Risk Compensation Plan" which will provide for annual and long-term incentives. The "At-Risk Compensation Plan" is attached as Appendix B to this document for review and approval by shareholders. The committee is also responsible for monitoring the Company's executive compensation programs to ensure that they are aligned with the Company's business strategies and financial goals. The committee is composed entirely of independent, non-employee directors.

A. Executive Compensation Policy.

   The Company's total compensation program for officers includes base salaries, an annual incentive program, and long-term incentives. The committee's primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, at-risk annual and long-term incentives) for above-average performance. Each element of total compensation is designed to work in concert. The total program is designed to attract, motivate, reward and retain the broad-based management talent required to serve customer, employee, and shareholder interests. The Company believes that the program also motivates the Company's officers to acquire and retain appropriate levels of stock ownership and is competitive with programs offered by comparable organizations of similar revenue size. It is the opinion of the committee that the total compensation earned by Company officers in 2000 achieves these objectives and is fair and reasonable. Each aspect of the total compensation program is discussed in greater detail below.

B. Components of Executive Compensation.

 Base Salary

   Individual salaries are set based on market comparisons to actual pay for comparable positions within the utility industry, and industry in general. In determining actual salaries, the committee takes into consideration individual performance, experience, potential, and changes in executive responsibilities. Establishing industry-based salaries provides an objective standard by which to judge the reasonableness of the Company's salaries, maintains the Company's ability to compete for and retain qualified executives, and ensures that internal responsibilities are properly rewarded.

 Annual Incentive Compensation

   All of the Company's officers have a significant portion of their total compensation at risk. Participation in the annual incentive plan, which includes the chief executive officer, is extended to those positions that play key roles in achieving annual financial and operating objectives. Annual incentive opportunities are also based on periodic reviews of prevailing practices for comparable positions among similar companies of comparable size. The potential incentive award is determined annually by non-employee directors and is based upon a percentage of each participant's base salary. During the past year, target annual incentive opportunities for executive officers, excluding the chief executive officer, ranged from 25 to 50 percent of salary.

   Amounts actually paid under the annual incentive plans during 2000 relate to:

  . The performance for the first half of the 2000 fiscal year for Indiana
    Energy up to the effective date of the merger on March 31, 2000.

  . The performance for SIGCORP for 1999 and the 1st quarter of 2000.

   For Indiana Energy, prior to the start of the fiscal year, its compensation committee would recommend to the board of directors, and the non-employee directors would determine, minimum, target, and maximum corporate goals to be used in the incentive plan. The specific metric used was the consolidated return on equity as compared to the average return on equity of peer group companies, which consisted of a group of comparable energy companies. Target performance levels were set in excess of peer group performance in order to ensure linkage between financial performance and executive rewards. Depending upon Indiana Energy's financial performance, the size of this component could range from zero to the maximum established for each participant in the plan.

   The second and smaller performance component was based upon each executive's achievement of individual goals, which were consistent with Indiana Energy's overall objectives and which were established prior to the beginning of the fiscal year. Individual performance was monitored and evaluated subjectively throughout the fiscal year. Overall performance was measured after the end of the fiscal year by the chief executive officer. Among the executive officers, for the amounts actually paid during the past fiscal year, no person had more than 30 percent of their total potential incentive under the Incentive Plan dependent upon the attainment of individual objectives.

   For executives of the former SIGCORP, the annual incentives paid in 2000 consisted of awards for the calendar year 1999 and for the first quarter of 2000 prior to the merger of Indiana Energy and SIGCORP into the

Company. For 1999, all senior corporate SIGCORP executives were measured in part on corporate financial performance as measured by earnings per share ("EPS"). In addition, officers were measured on one of two bases:

  . How well they achieved specific and measurable progress toward identified strategic objectives; or

  . Performance against specific operational goals which were:

    . overall customer satisfaction index;

    . total electric O&M per kWh sold;

    . overall equivalent availability; and

    . safety record.

   For the 2000 partial performance year, all SIGCORP officers were measured either on the basis of EPS only or a combination of EPS and the four operational measures listed above.

   The amounts payable under the Company's incentive plan commencing on April 1, 2000, will not be determined and paid until early in 2001 and accordingly will be reflected in next year's proxy statement as part of calendar year 2001 compensation.

 Long-Term Incentive Compensation

   The purpose of the long-term incentive plan is to retain and motivate the Company's principal officers to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives. Under the plan, the committee recommends to the board of directors, and the non-employee directors determine, the executive officers, as well as other principal officers, to whom grants will be made and the percentage of each officer's base salary to be used for determining the number of shares or options to be granted. Like the potential cash payment that may be received under the annual incentive plan, this component of total compensation is also performance driven and totally at-risk.

   In 2000 the committee authorized and the board of directors approved grants of restricted stock to each of the Company's executives pursuant to the former Indiana Energy restricted stock plan, which remained in effect following the merger creating the Company. To be eligible for a grant, the executive must consent in writing to observe the restrictions imposed on the shares. The shares may not be sold, transferred, pledged, or assigned until such restrictions are lifted.

   Pursuant to this plan these contingent grants of restricted stock are subject to adjustment at the end of the performance period based on the Company's performance relative to a peer group. For each measuring period under the plan, depending upon the total return provided to the Company's shareholders relative to the total return provided by each of the companies in the peer group, there are three possible outcomes. If the Company's total return places it in the bottom quartile, all of the shares are forfeited. If the Company's total return places it in the second or third quartiles, the original grant is vested, subject to continuing employment by the executives during the remaining period of restriction. If the Company's total return places it in the top quartile, the original grant is doubled and vested, subject to continuing employment by the executives during the remaining period of restriction.

   For the grant authorized on October 1, 2000, the measurement period for each third of the grant will commence on October 1, 2000, and conclude on December 31, 2002, 2003, and 2004. Upon conclusion of each measurement period and subsequent adjustment to the number of shares contingently granted, an additional 1 year employment restriction is imposed.

   It is the opinion of the committee that the long-term plan meets its objective of providing executive officers, as well as other principal officers, with the appropriate long-term interest in maximizing shareholder value. A participant's increased level of equity in the Company is contingent upon the additional enhancement of shareholder value relative to the performance of companies in the peer group. In addition, the vesting restrictions provide an incentive for all plan participants to remain with the Company.

C. Chief Executive Officer Compensation.

   The compensation of Niel C. Ellerbrook, Chairman and Chief Executive Officer, consists of the same components as for other executive officers, namely base salary, an at-risk payment under the annual incentive plan, and an at-risk long-term incentive.

   In establishing Mr. Ellerbrook's total compensation for 2000, the committee considered the total compensation of other chief executive officers in comparable companies, the financial and business performance of the Company, and a subjective evaluation of the leadership role provided by Mr. Ellerbrook.

   Mr. Ellerbrook's base salary was established on the same basis as the other Company officers. This basis was described previously in this document.

   Mr. Ellerbrook's payment received under the annual incentive plan during 2000 was based entirely upon the financial performance of Indiana Energy as measured by its consolidated return on equity relative to the average return on equity of companies in a peer group in accordance with Indiana Energy's former plan. This method of measurement ensured the linkage of this aspect of Mr. Ellerbrook's compensation to Indiana Energy's performance. For the first half of Indiana Energy's fiscal year 2000, which began on October 1, 1999, Mr. Ellerbrook was eligible to receive a maximum annual incentive of 60% of base pay.

   Mr. Ellerbrook's receipt of restricted shares under the long-term incentive plan stock plan is likewise directly linked to the Company's performance. Whether stock is received and, if so, in what amount, will depend upon the measurement of the total return provided to the Company's shareholders in comparison to the total return provided to the shareholders of companies in the peer group as previously described.

   For the same reasons expressed above with respect to the conclusion regarding the appropriateness of the total compensation provided other executive officers, it is the opinion of the committee that Mr. Ellerbrook's total compensation is reasonable and appropriate.

D. Share Ownership.

   The Company's share ownership policy requires officers to meet share ownership targets. The program includes these key features:

  . Participants have a share ownership target based on a multiple of their base salary, ranging from two times base salary for certain participants to five times for Mr. Ellerbrook.

  . As an incentive to maximize shareholder value, a participant may count toward his or her target the value of owned shares, including phantom units of Company stock in the Company's Non-Qualified Deferred Compensation Plan, the value of vested "in the money" stock options and the market value of restricted shares, with market value based on the market price of the Company's common shares.

  . The committee expects participants to meet their targets within five years and to make ratable progress each year.

E. Compensation Consultant, Termination Benefits Agreements And Deductibility Of Executive Compensation.

   To assist the committee, the services of an independent compensation consultant are utilized. The consultant assists by evaluating the total compensation system relative to the compensation systems employed by comparable companies. The consultant also provides an additional measure of assurance that the system is a reasonable and appropriate means to achieve the Company's objectives.

   As described elsewhere under the heading "Employment Agreements," the Company has entered into employment agreements with each of the executive officers. These agreements do not affect in any manner the recommendations of the committee and the determinations by the non-employee members of the board with respect to the total compensation provided the executive officers.

   In 1993, Congress enacted Section 162(m) of the Internal Revenue Code ("Code"), applicable to the individual executives named in the Summary Compensation Table, that disallows corporate deductibility for "compensation" paid in excess of $1 million unless the compensation is payable solely on achievement of an objective performance goal. The "At-Risk Compensation Plan" attached to this document has been structured to satisfy the requirements of 162(m). Consequently, the committee does not anticipate that in the future the compensation paid to executive officers in the form of base salaries and incentive compensation will be non-deductible under Section 162(m) of the Code.

                                          Compensation Committee

                                          Robert L. Koch II, Chair
                                          J. Timothy McGinley
                                          Donald A. Rausch
                                          Richard P. Rechter
                                          Richard W. Shymanski
                                          Jean L. Wojtowicz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The functions and members of the Compensation Committee are set forth above under "Meetings And Committees of the Board of Directors." None of the members of the Compensation Committee has served as an officer or employee of the Company or a subsidiary of the Company.

                                 COMPENSATION

   The following tabulation shows for years 1998, 1999, and 2000, the compensation paid by the Company and its subsidiaries to each of the five most highly compensated executive officers of the Company and its subsidiaries in all capacities in which they serve.

                                    TABLE I

                          SUMMARY COMPENSATION TABLE

          (a)             (b)   (c)     (d)        (e)         (g)      (h)      (i)
                                                              Long-term Compensation
                                  Annual Compensation                Payouts
                              ---------------------------- ----------------------------
                                                                              All Other
                                              Other Annual  Options    LTIP    Compen-
Name and Principal            Salary   Bonus  Compensation (# Shares) Payouts  sation
Position                 Year   ($)   ($) (1)   ($) (2)       (3)     ($) (4)  ($) (5)
------------------       ---- ------- ------- ------------ ---------- ------- ---------
Niel C. Ellerbrook...... 2000 470,873  94,357    19,063         --    496,433  399,126
 Chairman and Chief      1999 363,946 203,829    19,933         --    214,863   51,286
 Executive
 Officer                 1998 284,054 107,508    19,658         --        --    21,053

Andrew E. Goebel........ 2000 326,143 137,000     6,720         --        --    17,638
 President and Chief     1999 275,014  80,156       --       49,973       --    13,023
 Operating
 Officer                 1998 220,436  65,625       --        9,340       --       --

J. Gordon Hurst......... 2000 259,118  99,089     3,148         --        --    12,333
 Executive Vice-         1999 217,048  62,500       --       33,390       --     8,762
 President, President
 Utility Group,          1998 196,637  59,375       --        2,631       --       --
 President SIGECO

Carl L. Chapman......... 2000 244,437  48,326     7,098         --    218,066  220,132
 Executive Vice          1999 214,615 119,879     9,589         --    153,335   31,249
 President
 President Vectren       1998  87,115     --      9,768         --        --     7,406
 Enterprises

Jerome A. Benkert Jr.... 2000 208,943  31,422     5,347         --    163,389  159,550
 Executive Vice          1999 164,692  75,405     5,807         --     37,207   18,492
 President and
 Chief Financial Officer 1998 137,289  42,970     4,721         --        --    11,166

   For years 1999 and 2000, earnings are shown on a calendar year basis. For 1998, Mr. Goebel's and Mr. Hurst's earnings are shown on a calendar year basis. For Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert, 1998 earnings are shown for the fiscal year ending September 30, 1998, as reported in the Indiana Energy, Inc. 1999 proxy statement. For the 3-month period beginning October 1, 1998 and ending December 31, 1998, the earnings for Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert are reported in the following table:

                                  TABLE I(A)

                EARNINGS FOR FORMER INDIANA ENERGY EXECUTIVES,
                     OCTOBER 1, 1998 TO DECEMBER 31, 1998

         (a)             (c)     (d)       (e)            (h)           (i)
                                       Other Annual    Long-term     All Other
                        Salary  Bonus  Compensation  Compensation   Compensation
Name                     ($)   ($) (1)   ($) (2)    Payouts ($) (3)   ($) (2)
----                    ------ ------- ------------ --------------- ------------
Niel C. Ellerbrook....  80,769 174,132    5,701            --          3,387
Carl L. Chapman.......  51,154  28,500    3,105            --          3,473
Jerome A. Benkert Jr..  39,039  65,661    1,443            --          1,979

--------
(1) The amounts shown in this column are payments under Indiana Energy's Annual Management Incentive Plan (for Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert) and the SIGCORP Corporate Performance Plan (for Mr. Goebel and Mr. Hurst) which were discussed above in Part B, relating to "Annual Incentive Compensation," and Part C of the Compensation Committee Report. The amounts paid to Mr. Goebel and Mr. Hurst in 1998 and 1999 are attributable to SIGCORP's performance in the previous year. For Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert, bonus payments shown in 1998 are attributable to Indiana Energy's performance for the 1997 fiscal year and the bonus shown in 1999 is attributable to Indiana Energy's performance for the 1999 fiscal year. The bonus earned for the 1998 fiscal year is shown in the supplementary table.
  At the close of the merger of Indiana Energy and SIGCORP into the Company, the existing annual incentive programs of the two companies were terminated and a "stub year" payout was made based on the portion of the performance cycle that had passed. For Indiana Energy, a prorated payout for six months, October 1, 1999 to March 31, 2000 was made. For Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert, these bonus payments are listed in year 2000 in the table. For the SIGCORP Performance Plan, a prorated payout for three months, January 1, 2000 to March 31, 2000 was made. For Mr. Goebel, this stub year bonus was $29,500. For Mr. Hurst, the stub year bonus was $19,688. The balance of the amount shown for 2000 (for Mr. Goebel, $107,500; for Mr. Hurst, $79,401) is attributable to SIGCORP's performance for the period January 1 to December 31, 1999.
  The amounts earned in the period beginning April 1, 2000 and ending
  December 31, 2000 under the Vectren Corporation At-Risk Incentive Plan have not been determined and approved for distribution by the Company's Compensation Committee.
(2) The amounts shown in this column are dividends paid on restricted shares issued under the Indiana Energy Executive Restricted Stock Plan, which was discussed above in Part B, relating to "Long-Term Incentive Compensation," and C of the Compensation Committee Report. Note that the Stock Plan was adopted by Vectren on March 31, 2000. Mr. Goebel and Mr. Hurst did not participate in the Stock Plan prior to March 31, 2000.
(3) The shares shown in this column have been restated to reflect the conversion ratio of 1.333 described above in Section titled "Voting Securities."
(4) The amounts shown in this column represent the value of shares issued under the Stock Plan and for which restrictions were lifted in each year. At the time of the merger, Indiana Energy executives had restricted stock performance grants relating to open performance measurement periods. (Under normal circumstances, at the close of each performance cycle, Indiana Energy's Total Shareholder Return would have been compared to a peer group and the number of restricted shares granted would have been adjusted in accordance with the plan.) The Board concluded that it would be difficult, if not inappropriate, to use Vectren's performance to make adjustments to the prior grants. Based upon the frequency of past performance grants, the Board awarded 75% of the present value of the potential performance grants. The value of these grants is included in the 2000 row. Grants related to this closing cycle are: Mr. Ellerbrook--10,758 shares, $213,493; Mr. Chapman--4,926 shares, $97,756; Mr. Benkert--3,828 shares, $75,967. The balance of the value in the 2000 row reflects stock from other grant cycles for which restrictions were lifted in 2000 coincident with the consummation of the merger.

  For further information on the Restricted Stock Plan, see the discussion above in Part B relating to "Long-Term Incentive Compensation," and C of the Compensation Committee Report.
(5) The amount shown in this column represents several compensation elements.
  a) Relocation--As a result of the Vectren merger, many employees of Indiana Energy were asked to move to Evansville, Indiana, the new headquarters of Vectren Corporation. As part of a relocation program, relocating employees were offered a "relocation bonus" equal to 25% of their annual base salary and other allowances related to the move. Of the five officers discussed in this section, three relocated and, therefore, received income related to relocation: Mr. Ellerbrook--$204,797, Mr. Chapman--$114,919, Mr. Benkert--$86,817.
  b) Change-in-Control Walk-Away Provisions--Several Indiana Energy officers had change-in-control agreements at the time of the merger. These agreements contained "walk-away" provisions that would have allowed officers to exercise their agreements anytime within a thirteen-month period following the close of the Vectren merger. The Board felt it was important to maintain the continuity of the officer group through the merger process and asked that all change-in-control agreements be terminated at the close of the merger and new agreements be put in place. Recognizing the value of the walk-away provision, the Board felt that officers should be compensated for losing the right to exercise the provision. A settlement equal to 25% of the officers' annual base salary was made. Of the five officers discussed in this section, three received these settlements: Mr. Ellerbrook--$122,500, Mr. Chapman--$62,500, Mr. Benkert--$55,000. These amounts were paid in 2000.
  c) For Mr. Ellerbrook, Mr. Chapman, and Mr. Benkert, the balance of this column reflects Company contributions to the retirement savings plan (Ellerbrook: 2000--$10,200, 1999--$9,600, 1998--$6,522, last quarter of
     1998--$1,794; Chapman: 2000--$10,200, 1999--$9,600, 1998--$2,689, last quarter of 1998--$1,883, Benkert: 2000--$10,200, 1999--$9,600, 1998--
     $7,022, last quarter of 1998--$1,849), the dollar value of insurance premiums paid by, or on behalf of, the Company and its subsidiaries with respect to split-dollar life insurance for the benefit of executive officers (Ellerbrook: 2000--$24,496, 1999--$18,746, 1998--$14,530;
     Chapman: 2000--$8,880, 1999--$8,589, 1998--$4,717; Benkert: 2000--
     $4,705, 1999--$4,423, 1998--$4,144), credits for flexible spending accounts, wellness, and perfect attendance (Ellerbrook: 2000--$75, 1999 --$579, last quarter of 1998--$2.89; Chapman: 2000--$150, 1999--$438;
     Benkert: 2000--$196, 1999--$196, last quarter of 1998--$53), deferred compensation contributions to restore employer contributions to the Company Retirement Savings Plan (Ellerbrook: 2000--$18,174, 1999-- $12,237, 1998 Chapman: 2000--$4,507, 1999--$3,277; Benkert: 2000--
     $2,632, 1999--$282), reimbursement for taxable expenses (Ellerbrook:
     2000--$12,884, 1999--$10,124, last quarter of 1998--$1,590; Chapman:
     2000--$18,977, 1999--$9,345, last quarter of 1998--$1,590; Benkert:
     1999--$3,991, last quarter of 1998--$77.71), and non-cash earnings (Ellerbrook: 2000--$6,000).
  d) For Mr. Goebel and Mr. Hurst, this column contains income related to reimbursement for club dues (Goebel: 2000--$954, 1999--$1,540; Hurst:
     2000--$1,074, 1999--$1,190), imputed earnings from automobile usage (Goebel: 2000--$961, 1999--$6,683; Hurst: 2000--$621, 1999--$2,772), and
     Company contributions to the retirement savings plan (Goebel: 2000-- $10,184, 1999--$4,800; Hurst: 2000--$5,100, 1999--$4,800). In addition, at the close of the merger, officers coming from SIGCORP were no longer furnished with company automobiles (Indiana Energy executives were not furnished with company automobiles). As a result of the termination of this perquisite, officers with company cars were given a one-time automobile buyout of $5,538.

                                   TABLE II

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential
                                                                                 Realizable Value
                                                                                at Assumed Annual
                                                                                  Rates of Stock
                                                                                Price Appreciation
                            Number of      % of Total    Exercise or             for Option Term
                             Shares      Options Granted Base Price                    ($)
                           Underlying     to Employees   (Per Share) Expiration ------------------
      Name               Options Granted in Fiscal Year      ($)        Date       5%       10%
      ----               --------------- --------------- ----------- ---------- ------------------
Niel C. Ellerbrook......         0               0           $ 0        N/A     $       0 $       0
Andrew E. Goebel........         0               0           $ 0        N/A     $       0 $       0
J. Gordon Hurst.........         0               0           $ 0        N/A     $       0 $       0
Carl L. Chapman.........         0               0           $ 0        N/A     $       0 $       0
Jerome A. Benkert, Jr...         0               0           $ 0        N/A     $       0 $       0

                                   TABLE III

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
           FISCAL YEAR-END OPTION VALUES FROM 1/1/2000 TO 12/31/2000

                                                  Number of Unexercised     Value of In-The-Money
                           Shares      Value     Options As of 12/31/00            Options
                          Acquired    Realized  ------------------------- -------------------------
Name                     on Exercise    ($)     Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Niel C. Ellerbrook......        0    $        0        0            0     $         0  $         0
Andrew E. Goebel........    3,895    $88,320.00   99,094       24,987     $745,818.35  $134,305.13
J. Gordon Hurst.........        0    $        0   93,354       16,695     $809,175.50  $ 89,735.63
Carl L. Chapman.........        0    $        0        0            0     $         0  $         0
Jerome A. Benkert, Jr...        0    $        0        0            0     $         0  $         0

                                   TABLE IV

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                            Estimated Future Payouts Under
                                                              Non-Stock Price-Based Plans
                                                            -------------------------------
          (a)                    (b)              (c)           (d)        (e)       (f)
                                            Performance or                         Maximum
                             Number of      Other Periods   Threshold    Target   Number of
                          Shares; Units or Until Maturation Number of  Number of   Shares
                          Other Rights (1)  or Payout (2)   Shares (3) Shares (4)    (5)
                          ---------------- ---------------- ---------- ---------- ---------
Niel C. Ellerbrook......       50,391                            0       50,391    100,782
Andrew E. Goebel........       26,354                            0       26,354     52,708
J. Gordon Hurst.........       12,346                            0       12,346     24,692
Carl L. Chapman.........       17,133                            0       17,133     34,266
Jerome A. Benkert, Jr. .       12,950                            0       12,950     25,900

--------
(1) This column shows the restricted shares awarded during fiscal year 2000 under the Stock Plan. The manner for determining the awards, and other terms and conditions of the Stock Plan, are discussed in Part B of the Compensation Committee Report relating to "Long-Term Incentive Compensation." The market value of the shares on the dates of the grants is determined according to a formula in the Stock Plan based on an average price over a period of time preceding the grant. Dividends are paid directly to the holders of the stock.
(2) As discussed above in Part B of the Compensation Committee Report relating to "Long-Term Incentive Compensation," for the grant authorized on October 1, 2000, the measurement period for each third of the grant will commence on October 1, 2000, and conclude on December 31, 2002, 2003, and 2004. Upon conclusion of each measurement period and subsequent adjustment to the number of shares contingently granted, an additional 1 year employment restriction is imposed. The granting of additional shares, if any, and the application of forfeiture provisions depends upon certain measurements of the Company's total return to shareholders in comparison to the total return to shareholders of a predetermined group of comparable companies.
(3) The initial grant shares, which are the same as the total number of shares in column (b), are also set forth in column (e), are subject to forfeiture. If the Company's performance compared to the peer group during this measurement period places it in the bottom quartile, the executive officers will forfeit all of the shares granted for this period.
(4) The initial grant shares, which are the same as the total number of shares in column (b), are presented in this column. If the Company's performance compared to the peer group during this measurement period places it in the middle two quartiles, these shares will vest.
(5) Under the Stock Plan, if the Company's performance compared to the peer group during the initial measuring period places it in the top quartile, an additional performance grant equal to the original grant will be made. In that event, the shares shown in column (e) will be doubled.

                            RETIREMENT SAVINGS PLAN

   During the past fiscal year, the Company sponsored the Retirement Savings Plan which covers both bargaining and non-bargaining employees. Effective as of July 1, 2000, retirement savings plans maintained by SIGCORP and its subsidiaries were merged with and into the Company's Retirement Savings Plan.

   In general, the Company's Retirement Savings Plan permits participants to elect to have not more than 19 percent of their qualified compensation (subject to certain maximums imposed on highly compensated employees by the Internal Revenue Code) invested on a tax-deferred basis in shares of the Company's common stock or various investment funds. Non-bargaining participants in the Savings Plan who were employees of Indiana Energy or its subsidiaries before the merger with the Company have matching Company contributions made to the plan on their behalf equal to 100 percent of their contributions not in excess of 6 percent of their individual redirected compensation; non-bargaining participants in the Savings Plan who were not employees of Indiana Energy or its subsidiaries before the merger with the Company have matching Company contributions made to the plan on their behalf equal to 50 percent of their contributions not in excess of 6 percent of their individual redirected compensation. Also, a 3.0 percent lump sum Company contribution is made to the Savings Plan for all eligible non-bargaining employees at the end of each year who were not employees of Indiana Energy or its subsidiaries before the merger and who did not elect to stay in the SIGECO defined benefit formula as it existed before the merger.

   The Summary Compensation Table shows the value of contributions made to the plan for executive officers in the column marked "All Other Compensation."

                               RETIREMENT PLANS

   During the past fiscal year, the Company sponsored a defined benefit pension plan covering full-time employees of the Company and certain of its subsidiaries who meet certain age and service requirements. The Company's plan covers salaried employees, including executive officers, and provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are fully paid by the employer and are computed on an actuarial basis. The pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein. The remuneration covered by this plan includes all compensation for regular work periods (including overtime and bonuses). As of July 1, 2000, the retirement plans maintained by SIGECO were merged into, and became part of, the Company's defined benefit pension plan.

   During the past fiscal year, the Company had a supplemental pension plan covering certain of the principal officers of the Company and its subsidiaries. The supplemental pension plan provides fixed benefits at normal retirement age based upon compensation and is computed on an actuarial basis. The supplemental pension plan also provides for benefits upon death, disability and early retirement under conditions specified therein, including service requirements. This supplemental pension plan also provides a reduced benefit to a participant who voluntarily terminates his employment with a participating employer (which may consist of the Company or one or more of its subsidiaries) before normal retirement age (65), but following a change in control of the Company. The remuneration covered by the supplemental pension plan includes all compensation for regular work periods (including incentive payments and other forms of additional compensation).

   Upon retirement at or after age 65, any participant in the supplemental pension plan will, in general, be entitled to an annual pension for life which, when added to primary Social Security benefits, defined benefit pension plan benefits, described above, and benefits under the Retirement Savings Plan attributable to contributions by participants' employers, will equal approximately 65 percent of the participant's average annual compensation during the 60 consecutive calendar months immediately preceding the participant's retirement date. The amounts paid under the supplemental pension plan are unfunded and are paid from the general assets of the Company.

   The following table illustrates the estimated normal annual retirement benefits payable to a covered participant retiring at age 65 under the supplemental pension plan, under the defined benefit plan based on the specified remuneration, under the Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries, and including an estimated primary Social Security Benefit. The compensation included in the Summary Compensation Table under salary and payments under the annual Incentive Plan qualifies as remuneration for purposes of these plans. The amounts shown do not reflect reductions, which would result from joint and survivor elections.

                              PENSION PLAN TABLE

                                                    Years of Service(1)
                                            -----------------------------------
        Covered                                                           30
      Remuneration                             15       20       25    or more
      ------------                          -------- -------- -------- --------
       $125,000............................ $ 40,625 $ 54,167 $ 67,708 $ 81,250
        150,000............................   48,750   65,000   81,250   97,500
        175,000............................   56,875   75,833   94,792  113,750
        200,000............................   65,000   86,667  108,333  130,000
        225,000............................   73,125   97,500  121,875  146,250
        250,000............................   81,250  108,333  135,417  162,500
        300,000............................   97,500  130,000  162,500  195,000
        350,000............................  113,750  151,667  189,583  227,500
        400,000............................  130,000  173,333  216,667  260,000
        450,000............................  146,250  195,000  243,750  292,500
        500,000............................  162,500  216,667  270,833  325,000

--------
(1) The compensation covered by the plans includes the salary and incentive payments shown on the Summary Compensation Table. Years of service are not used in calculating the benefit amount under the Unfunded Supplemental Retirement Plan. The Supplemental plan above would be offset by Social Security and benefits under the defined benefit plan benefits and Retirement Savings Plan attributable to contributions made by the Company and, as pertinent, one or more of its subsidiaries.
(2) Although the benefit attributable to the Savings Plan may be paid in a single lump sum payment, it has been converted to an annual benefit for purposes of this table. The estimated aggregate annual pension plan benefit may be greater than the amounts in the table to the extent that the Savings Plan benefit, after conversion to an annual benefit and when added to the annual benefit under the applicable defined benefit plan, exceeds the amount specified in the table. Since the Savings Plan has only been in effect for a few years, it is unlikely in the near future that the aggregated Savings Plan benefit and defined benefit plan benefits will exceed the amount specified in the table.

                               STOCK OPTION PLAN

   Prior to the merger with the Company, SIGCORP maintained its 1994 Stock Option Plan. Effective as of the merger, each unexpired and unexercised option to purchase SIGCORP common shares was automatically converted into an option to purchase the number of the Company's common shares that could have been purchased under the original option multiplied by 1.333. The exercise price per share of Company common stock under the new options is equal to the original per share option exercise price divided by 1.333. To date, a total of 999,752 options have been granted. Since the merger, no additional options have been granted under the 1994 Stock Option Plan, nor does the Company intend to issue any additional options under this plan.

                             EMPLOYMENT AGREEMENTS

   The Company, with the approval of the board of directors, has entered into employment agreements with Messrs. Niel C. Ellerbrook, Andrew E. Goebel, Jerome A. Benkert, Jr., Carl L. Chapman, Ronald E. Christian, Timothy M. Hewitt, J. Gordon Hurst, and Richard G. Lynch, each dated as of March 31, 2000. Each agreement continues for a period of three years, and is automatically renewable on a month-to-month basis thereafter unless notice is given by either party of its intention to terminate the agreement at the end of the then current period. Each individual is entitled to compensation consisting of an annual aggregate base salary, an annual bonus opportunity based on performance targets set forth in each applicable agreement, and such additional compensation as the board of directors determines throughout the employment period. Under the agreements, each individual is eligible to participate in all long-term incentive plans, all stock incentive plans, and all savings and retirement plans to the extent applicable generally to other peer executives of the Company. Each agreement is also subject to termination in the event of disability, death, or voluntary retirement by the individual, attainment by the individual of the age of 65, or his termination for cause.

   Each employment agreement also requires the Company to pay amounts to the individual when the applicable employment agreement has been terminated under the following circumstances:

  . If the Company terminates the employment of the executive for any reason
    (other than cause, death, the executive's attainment of age 65, or the executive's total and permanent disability); or

  . If the executive voluntarily terminates his employment for good reason
    (i.e., certain material changes in the terms of the executive's employment); or

  . The executive voluntarily terminates his employment without reason during the 30-day period immediately following the first anniversary of a change of control of the Company.

   If an employment agreement is terminated coincident with or after an acquisition of control of the Company, the Company is required to pay to the individual a cash amount equal to: (a) the executive's annual base salary plus the highest bonus paid to the executive during the previous three years multiplied by (b) the lesser of three, or the number of years (rounded to the nearest twelfth ( 1/12th) of a year) between the date the employment agreement is terminated and the executive's attainment of age 65. If an employment agreement is terminated under any of the other circumstances described above, the Company is required to pay to the individual a cash amount equal to: (a) the executive's annual base salary plus the highest bonus paid to the executive during the previous three years multiplied by (b) the number of years remaining in the employment agreement's term (rounded to the nearest twelfth ( 1/12th) of a year). In addition to the cash payment, if an employment agreement terminates under any of the circumstances described above, any restricted stock, stock options, and any other stock awards under any Company sponsored plan or arrangement that were outstanding (immediately prior to March 31, 2000) become immediately vested and/or exercisable.

                             CORPORATE PERFORMANCE

   The following Total Return to Shareholders graph compares the performance of the Company with that of the S&P 500 Composite and the S&P Utilities Index.

                COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN*
                AMONG VECTREN CORPORATION, THE S & P 500 INDEX
                         AND THE S & P UTILITIES INDEX


                                             [Performance Graph]

                     Vectren Corporation      S & P 500      S & P Utilities
                     -------------------      ---------      ---------------
           4/3/00             100.00             100.00             100.00
             6/00              86.42              97.34             106.70
             9/00             103.05              96.40             141.33
            12/00             131.40              88.86             147.73


  $100 INVESTED IN COMPANY COMMON STOCK ON 4/3/00, WHICH WAS THE FIRST DAY OF TRADING, OR IN THE S&P 500 OR S&P UTILITY INDEX ON 3/31/00-- INCLUDING REINVESTMENT OF DIVIDENDS FOR FISCAL YEAR ENDING DECEMBER 31, 2000.

            ITEM 2. APPROVAL OF COMPANY'S AT-RISK COMPENSATION PLAN

   The Company's shareholders are being requested to approve the Company's At-Risk Compensation Plan (the "Plan") adopted by the board of directors of the Company on January 24, 2001, subject to shareholder approval. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Appendix B.

   The Plan, which includes at-risk compensation payable in cash, stock options, and restricted stock, was approved and recommended by the Compensation Committee (the "Committee") of the board of directors. The Plan is administered by the Committee, which has complete discretion in determining the Company's key employees and officers (the "Eligible Employees") and outside directors who shall be eligible to participate in the Plan. The at-risk compensation for the Eligible Employees is based on the performance of the Company and its success in attaining specific strategic goals. The Plan includes both short-term and long-term incentives. The short-term incentives are accomplished through potential payment of annual incentive awards. Equity ownership, representing long-term incentive compensation, is achieved through restricted shares and stock options. The purpose of the Plan is to promote the interests of the Company and its shareholders through (a) the attraction and retention of participants essential to the success of the Company; (b) the motivation of participants using performance-related incentives linked to performance goals and the interest of the Company shareholders, and (c) enabling such individuals to share in the growth and success of the Company and its subsidiaries.

   An outside director who is selected by the Committee to participate in the Plan will only be eligible for awards relating to stock and will not be eligible for the annual incentive awards described in more detail below.

   The number of shares of the Company's common stock which may be issued pursuant to the Plan may not exceed in the aggregate 4,000,000 shares. Shares of common stock may be available from the authorized but unissued shares, shares issued and reacquired by the Company or shares purchased in the open market for purposes of the Plan. As of March 2, 2001, the closing price for the Company's common stock was $23.36 per share.

   Stock Options. Under the Plan, the Committee may grant stock options to participants as it shall determine. The Committee has complete discretion in determining the type of option granted, the option price (which shall not be less than 100% of the fair market value of the stock on the grant date), the duration of the option, the number of shares of common stock to which an option pertains, any condition imposed upon the exercisability or the transferability of the options (including vesting conditions), the conditions under which the option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each option grant shall have such specified terms and conditions detailed in an option agreement made with the Eligible Employee. The option agreement shall specify whether the option is intended to be an incentive stock option or a non-qualified stock option. However, no incentive stock option may be awarded (a) after the tenth anniversary of the date the Plan was adopted by the board of directors, or (b) to a participant who is not an employee. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the option agreement and need not be the same for each participant.

   Restricted Stock. The Committee may also grant shares of restricted stock under the Plan to such participants, and in such amounts and for such duration and/or consideration as it shall determine. Each restricted stock grant under the Plan shall be evidenced by an award agreement that shall specify the restriction period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such shares in the event such conditions are not satisfied, the number of shares of restricted stock granted, and such other provisions as the Committee shall determine. The Committee may specify in the award agreement conditions or restrictions which the Committee may deem advisable, including without limitation, conditions for acceleration or achievement of the end of the restriction period based on any performance criteria. Notwithstanding the foregoing, the Committee has the authority to grant additional unrestricted stock to a participant under the Plan, provided performance criteria are satisfied for a performance period. The shares of restricted stock granted under the Plan may not be sold, or otherwise transferred, until termination of the applicable restriction period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable award agreement.

   Other Stock Based Awards. In addition to stock options and restricted stock, the Committee may issue to participants, either alone or in addition to other awards made under the Plan, stock appreciation rights, performance awards or other stock unit awards. Any such awards shall be governed by the terms of an agreement, and the Committee may impose such terms and conditions, similar to those described above, and not inconsistent with the terms of the Plan. Stock appreciation rights shall have an exercise price determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of fair market value of the common stock on the grant date. Performance awards granted hereunder may be issued in the form of either performance units or performance shares. The Committee shall set performance criteria in its discretion for each participant who is granted a performance award, and the extent to which such performance criteria are met will determine the value of the performance unit or performance share to the participant. Stock unit awards granted hereunder may but are not required to be in the form of the Company's common stock or other securities. The value of each such award shall be based, in whole or in part, on the value of the underlying common stock on the grant date. The Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the award.

   Annual Incentive Awards. Under the Plan, annual cash incentive awards may also be paid to Eligible Employees on the basis of the Company achieving certain performance goals. Following the completion of a performance period, the Committee will undertake or direct an evaluation of performance criteria, and no annual incentive award may be paid without a certification by the Committee that the performance goals have been met. Performance criteria of the Company will be established in writing by the Committee before the beginning of each performance period or at such later time as may be permitted under the Plan. The maximum individual annual incentive award for a performance period of twelve calendar months will be $1,500,000, provided the Eligible Employee has been a participant under the Plan for such twelve month period.

Awards Under The At-Risk Compensation Plan

   Benefits payable or amounts that will be granted upon the approval of the Plan by the shareholders are not determinable at this time. The Plan defines the class of employees, officers, and directors eligible to participate under the Plan. The Company currently expects that awards under the Plan will be made to the Company's Section 16 officers, its corporate officers and other key employees, and members of the Company's board of directors, which consists of approximately 31 individuals in the aggregate.

United States Federal Income Tax Aspects of the At-Risk Compensation Plan

   With respect to non-statutory stock options (an option other than an incentive stock option, which is described below), as a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

   Upon the exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon the exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

   Incentive Stock Options. The incentive stock options under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the

"Code"). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

   Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

   Restricted Stock. An individual who has been granted stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.

   However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

   Stock Units Awards. A recipient of stock units awards under the Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time stock units are settled in shares of the Company's common stock, the recipient will have taxable compensation income and, subject to Section 162(m) as discussed below, the Company will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Securities and Exchange Act of 1934, as amended, unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16 of the Exchange Act of 1934 subsequently lapse.

   Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on
Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the Plan should qualify as performance-based compensation and, accordingly, the Company's deductions for such compensation should not be limited by Section 162(m). The Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). The Company believes that certain awards of restricted stock under the Plan will so qualify and the Company's deductions with respect to such awards should not be limited by Section 162(m). The Plan does provide that all awards under the Plan to employees covered by Section 162(m) are subject to other conditions, restrictions, and requirements as the Committee may determine to be necessary to avoid the loss of deduction by the Company under Section 162(m). However, certain awards of restricted stock may not qualify as performance-based compensation and, therefore, the Company's compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

Required Vote and Recommendation

   Approval of the Company's At-Risk Compensation Plan requires an affirmative vote of a majority of the shares present or by proxy and entitled to vote at the meeting. For this proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposal and will not be counted as entitled to vote.

   The Board of Directors recommends voting "FOR" this proposal.

                 INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY

   Arthur Andersen, L.L.P. ("Arthur Andersen") has been selected by the board of directors as the independent public accountants of the Company and its subsidiaries for fiscal year 2001. The selection was made by the board of directors upon the recommendation of the Audit Committee. See "Report of the Audit Committee." Arthur Andersen has served as auditors for the Company since the time of the merger of Indiana Energy and SIGCORP into the Company in March 2000, and prior to that time as auditors for SIGECO since 1918, for SIGCORP since its organization in 1996, for Indiana Energy since 1986, and for Indiana Gas since its organization in 1945. A representative of Arthur Andersen will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to questions.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's 2000 fiscal year annual financial statements, and reviews of the Company's financial statements included in the Company's Forms 10-Q filed during the Company's 2000 fiscal year were $290,000. Arthur Andersen also performed audit services for certain of the Company's subsidiaries and performed audits of the Company's various benefit plan financial statements. The aggregate fees billed for these services totaled $81,000.

Financial Systems Design and Implementation Fees

   No professional services were rendered by Arthur Andersen during the Company's 2000 fiscal year in connection with: (a) operating or supervising the operation of the Company's information system; or (b) designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

   The aggregate fees billed for services rendered by Arthur Andersen for services other than audit fees during the Company's 2000 fiscal year were $464,000. These fees were for such services as (i) tax planning and review of tax returns of the Company, (ii) due diligence reviews, and (iii) evaluation of the impact of various accounting issues and changes in accounting standards.

   The Audit Committee of the board of directors has considered and determined that the provision by Arthur Andersen of the services described above is compatible with maintaining Arthur Andersen's independence.

                        COST AND METHOD OF SOLICITATION

   The cost of preparing, assembling, printing and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the meeting will be borne by the Company. The Company has retained D. F. King & Company to assist in soliciting proxies from shareholders, including brokers' accounts, at an estimated fee of $7,500 plus reasonable out-of-pocket expenses. In addition, some of the officers and regular employees of the Company, who will receive no compensation therefor in addition to their regular salaries, may solicit proxies by telephone, telegraph or personal visits, and it is estimated that the cost of such additional solicitation, if any, will not exceed $500, and will be borne by the Company. The Company expects to reimburse banks, brokerage houses and other custodians of stock for their reasonable charges and expenses in forwarding proxy material to beneficial owners.

                                 ANNUAL REPORT

   A copy of the Company's annual report, including consolidated financial statements for the fiscal year ended December 31, 2000, was mailed to shareholders on or about March 16, 2001.

                               REVOCATION RIGHTS

   A shareholder executing and delivering the enclosed proxy may revoke it by written notice delivered to the secretary of the Company, or in person at the annual meeting, at any time before the authority granted by it is exercised.

                    NOMINATION OF DIRECTORS BY SHAREHOLDERS

   If a shareholder entitled to vote for the election of directors at a shareholders' meeting desires to nominate a person for election to the board of directors of the Company, pursuant to the Company's By-Laws, any such nominations must be made pursuant to notice delivered to, or mailed and received at, the principal office of the Company, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of shareholder meeting, or (b) the tenth day following the day on which the annual meeting date is first publicly announced or disclosed. In any case, such shareholder's notice must set forth, in addition to the name and address of the shareholder submitting the nomination, as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in the solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serve as a director, if elected), and
(v) the qualifications of the nominee to serve as a director of the Company.

                SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

   Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 2002 annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2002 annual meeting, shareholder proposals must be received at the Company's principal office, 20 N. W. Fourth Street, Evansville, Indiana 47708, Attention: Corporate Secretary, no later than November 16, 2001, and must otherwise comply with the requirements of Rule 14a-8.

   If a shareholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company's Code of By-Laws. A copy of these procedures is available upon request from the Corporate Secretary at the address referenced above. One of the procedural requirements in the Company's Code of By-Laws is timely notice in writing of the business the shareholder proposes to bring before the meeting. To be timely a shareholder's notice must be delivered to, or mailed and received at, the principal office of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given by the later of: (a) the date 90 days prior to the actual date of shareholder meeting, or (b) the tenth day following the day on which the notice of the annual meeting is first publicly announced or disclosed. The shareholder's notice must set forth (i) a brief description of the matter to be brought before the meeting, (ii) the name and address as they appear on the corporate records of the shareholder proposing the business, (iii) the number of shares of capital stock of the Company beneficially owned by the shareholder and (iv) any interest of the shareholder in the business.

   In addition, if the Company does not receive the shareholder's notice within the time period described above, the proxies designated by the board of directors for that meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for such meeting.

                                          By order of the board of directors.

                                          Vectren Corporation

                                          RONALD E. CHRISTIAN
                                          Senior Vice President, General
                                           Counsel and
                                          Corporate Secretary

Evansville, Indiana
March 16, 2001

   Please fill in, date and sign the enclosed proxy and return it in the accompanying addressed envelope. No further postage is required if mailed in the United States. You may also authorize the individuals named on your proxy card to vote your shares by calling toll-free 1-877-779-8683 or using the Internet (www.eproxyvote.com/vvc) by following the instructions included with your proxy card. If you attend the annual meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                                                     APPENDIX A

                              VECTREN CORPORATION

                            AUDIT COMMITTEE CHARTER

                                  I. PURPOSE

   The primary function of the Audit committee is to assist the Board of Directors (Board) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to a governmental body or the public; the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit committee should encourage continuous improvement of, and adherence to the Company's policies, procedures and practices. The Audit committee's primary responsibilities are to:

  . Ensure that management of the Company maintains reliable accounting policies, financial reporting and disclosure practices.

  . Ensure that management maintains an adequate system of internal control.

  . Ensure that management maintains processes to assure compliance with all applicable laws, regulations and Company policy.

  . Provide for open communication among the independent accountants, financial and senior management, the Internal Audit department, and the Board.

   The Audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

                                II. COMPOSITION

   The Audit committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the committee.

   All members of the committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise.

                                 III. MEETINGS

   The Audit committee shall meet (either physically or by means of conference call) consistent with the quarterly release of financial data or as other circumstances dictate. As part of its job to foster open communication, the committee should meet at least biannually with the director of internal auditing and the independent accountants in executive sessions to discuss any matters that the committee or either of these parties believe should be discussed privately.

                        IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate, and ensure that this charter is disclosed in the Company's Proxy at least every three years.

2. Review the Company's annual financial statements and quarterly financial statements submitted to the Securities and Exchange Commission. The Audit committee may also be convened to review and discuss any significant (e.g., Form 8K) or unusual transactions. (In this context, review shall mean listening to a presentation related to the financial statements, looking at drafts of the statements and discussing unusual or significant transactions.)

3. Review internal reports to management prepared by the Internal Audit department and management's response.

4. Review and discuss earnings information prior to the quarterly release of earnings information to the public. The Chair of the committee may represent the entire committee for purposes of this review. This discussion should focus on significant events, transactions and changes in accounting estimates, which were considered by the independent accountants to have affected the quality of the Company's financial reporting. This discussion should also include appropriate members of financial management, the internal auditor, and legal counsel. (Quality, in this context, refers to relevance, reliability, comparability and understandability. Relevance means that users find the information useful in making decisions; reliability means that information is verifiable and faithfully represents what it purports to represent; comparability means that the user can compare from one company to another, and from one time period to another to identify trends; and understandability means that the information is presented in an organized, concise and clear fashion so that it can be understood by competent users.)

Independent Accountants/Auditors

5. The independent accountants are ultimately accountable to the Board and the Audit committee.

6. The Audit committee has the authority and responsibility to select, evaluate, and replace the independent accountants of the Company and its subsidiaries. This responsibility also includes approval of the fees and other compensation to be paid to the independent accountants.

7. The Audit committee is responsible for ensuring that the independent accountants submit a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent accountants, and for recommending that the full board take appropriate action to ensure the independence of the auditors.

8. Review with management, the independent accountants and internal auditors any significant risks and exposures, audit activities and significant audit findings.

9. Review activities, organizational structure, and qualifications of the Internal Audit department.

Financial Reporting Process

10. Consider the independent accountant's judgements about the quality and appropriateness of the Company's accounting principles and practices as applied to its financial reporting.

11. Review any significant disagreement among management and the independent accountants or the Internal Audit department in conjunction with the preparation of the financial statements.

12. Consider, approve, and monitor implementation of changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the Internal Audit department.

13. Discuss with the independent accountants and internal auditors any significant difficulties encountered during the course of an audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance

14. Review management's monitoring of the Corporate Code of Conduct (Code) and ensure that management has the proper review controls in place. Suggest changes to the Code as deemed necessary and appropriate.

15. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

16. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

17. Conduct or authorize investigations into any matters within the scope of the Audit committee's responsibilities. The Audit committee shall be empowered to retain any resources necessary including independent counsel, accountants or others to assist in such investigations.

18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B



                              VECTREN CORPORATION
                           AT RISK COMPENSATION PLAN

                             Effective May 1, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I--PURPOSE
   1.1  Purpose............................................................ B-5

ARTICLE II--DEFINITIONS
   2.1  "Agreement"........................................................ B-5
   2.2  "Annual Incentive Award"........................................... B-5
   2.3  "Award"............................................................ B-5
   2.4  "Award Date" or "Grant Date"....................................... B-5
   2.5  "Board" or "Board of Directors".................................... B-5
   2.6  "Cashless Exercise"................................................ B-5
   2.7  "Cause"............................................................ B-5
   2.8  "Change in Control"................................................ B-5
   2.9  "Code"............................................................. B-5
   2.10 "Committee"........................................................ B-5
   2.11 "Common Stock" or "Stock".......................................... B-5
   2.12 "Company".......................................................... B-5
   2.13 "Covered Participant".............................................. B-5
   2.14 "Designated Beneficiary"........................................... B-6
   2.15 "Disability"....................................................... B-6
   2.16 "Effective Date"................................................... B-6
   2.17 "Eligible Employee"................................................ B-6
   2.18 "Employee"......................................................... B-6
   2.19 "Exchange Act"..................................................... B-6
   2.20 "Fair Market Value"................................................ B-6
   2.21 "Good Reason"...................................................... B-6
   2.22 "Incentive Stock Option"........................................... B-6
   2.23 "Non-qualified Stock Option"....................................... B-6
   2.24 "Option Price"..................................................... B-6
   2.25 "Outside Director"................................................. B-6
   2.26 "Participant"...................................................... B-6
   2.27 "Participating Company"............................................ B-6
   2.28 "Performance Award"................................................ B-7
   2.29 "Performance Criteria"............................................. B-7
   2.30 "Performance Period"............................................... B-7
   2.31 "Performance Share"................................................ B-7
   2.32 "Performance Unit"................................................. B-7
   2.33 "Person"........................................................... B-7
   2.34 "Plan"............................................................. B-7
   2.35 "Restricted Stock"................................................. B-7
   2.36 "Restriction Period"............................................... B-7
   2.37 "Retirement"....................................................... B-7
   2.38 "Rule of 16b-3".................................................... B-7
   2.39 "Section 162(m)"................................................... B-7
   2.40 "Securities Act"................................................... B-7
   2.41 "Stock" or "Shares"................................................ B-8
   2.42 "Stock Appreciation Right"......................................... B-8
   2.43 "Stock Option" or "Option"......................................... B-8
   2.44 "Stock Unit Award"................................................. B-8
   2.45 "Subsidiary"....................................................... B-8

                                                                            Page
                                                                            ----
ARTICLE III--ELIGIBILITY
   3.1  Eligibility........................................................  B-8

ARTICLE IV--SHARES SUBJECT TO THE PLAN
   4.1  Number of Shares...................................................  B-8
   4.2  Lapsed Awards or Forfeited Shares..................................  B-8
   4.3  Delivery of Shares as Payment......................................  B-8
   4.4  Capital Adjustments................................................  B-9

ARTICLE V--STOCK OPTIONS
   5.1  Grant of Stock Options.............................................  B-9
   5.2  Option Price.......................................................  B-9
   5.3  Exercisability.....................................................  B-9
   5.4  Method of Exercise.................................................  B-9
   5.5  Death, Disability, Retirement or Other Termination of Employment... B-10

ARTICLE VI--RESTRICTED STOCK
   6.1  Grant of Restricted Stock.......................................... B-10
   6.2  Restricted Stock Award Agreement................................... B-10
   6.3  Restriction Period................................................. B-10
   6.4  Removal of Restrictions and Deferral of Payment.................... B-10
   6.5  Voting Rights...................................................... B-11
   6.6  Dividends and Other Distributions.................................. B-11
   6.7  Death, Disability or Retirement.................................... B-11

ARTICLE VII--OTHER STOCK BASED AWARDS
   7.1  Grant of Other Stock Based Awards.................................. B-11
   7.2  Stock Appreciation Rights.......................................... B-11
   7.3  Performance Awards................................................. B-12
   7.4  Stock Unit Awards.................................................. B-12
   7.5  Death, Disability, Retirement or Other Termination of Employment... B-13
   7.6  Deferral of Payment................................................ B-13

ARTICLE VIII--ANNUAL INCENTIVE AWARDS
   8.1  Timing and Determination of Annual Incentive Awards................ B-13
   8.2  Performance Criteria for Annual Incentive Awards .................. B-13
   8.3  Maximum Annual Incentive Award..................................... B-13
   8.4  Short Performance Year............................................. B-14
   8.5  Limitation on Right to Payment of Award............................ B-14

ARTICLE IX--SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS
   9.1  Special Provisions Applicable to Covered Participants.............. B-14

ARTICLE X--CHANGE IN CONTROL
  10.1  Change in Control Agreements....................................... B-15
  10.2  Change in Control Defined.......................................... B-15
  10.3  Good Reason Defined................................................ B-17
  10.4  Cause Defined...................................................... B-18

ARTICLE XI--ADMINISTRATION
  11.1  The Committee...................................................... B-18
  11.2  Committee Decisions................................................ B-18
  11.3  Rule 16b-3 and Section 162(m) Requirements......................... B-18

                                                                            Page
                                                                            ----
ARTICLE XII--GENERAL PROVISIONS
  12.1  Withholding........................................................ B-19
  12.2  Terms of Awards.................................................... B-19
  12.3  Non-transferability................................................ B-19
  12.4  No Right to Employment............................................. B-19
  12.5  Rights as Shareholder.............................................. B-19
  12.6  Construction of the Plan........................................... B-19
  12.7  Amendment of Plan.................................................. B-19
  12.8  Amendment of Award................................................. B-19
  12.9  Exemption from Computation of Compensation for Other Purposes...... B-19
  12.10 Legend............................................................. B-20
  12.11 Special Provisions for Certain Participants........................ B-20
  12.12 Unfunded Plan...................................................... B-20
  12.13 Conflict with Employment Agreement................................. B-20
  12.14 Gender and Number.................................................. B-20
  12.15 Severability....................................................... B-20
  12.16 Effect of Headings................................................. B-20
  12.17 No Liability....................................................... B-20

                                   ARTICLE I

                                    PURPOSE

   1.1 Purpose. Vectren Corporation, an Indiana corporation, hereby establishes the Vectren Corporation At Risk Compensation Plan to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries. The Plan permits cash awards, the grant of Stock Options, Restricted Stock, and, with prior Board approval, any other stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan. The Plan also provides for the grant of annual incentive awards.

                                  ARTICLE II

                                  DEFINITIONS

   2.1 "Agreement" shall mean a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restrictions of each Award. With respect to the grant of a Stock Option, the Agreement may be referred to herein as an "Option Agreement," and with respect to any other Award hereunder, the Agreement may be referred to herein as an "Award Agreement."

   2.2 "Annual Incentive Award" shall mean a cash bonus payable to a Participant under Article VIII.

   2.3 "Award" shall mean an award or grant made to a Participant under
Article V, VI, or VII, or an Annual Incentive Award under Article VIII.

   2.4 "Award Date" or "Grant Date" shall mean the date on which an Award is made by the Committee under the Plan.

   2.5 "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

   2.6 "Cashless Exercise" shall mean the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

   2.7 "Cause" shall be defined in Section 10.4.

   2.8 "Change in Control" shall be defined in Section 10.2.

   2.9 "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

   2.10 "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan in accordance with Article XI.

   2.11 "Common Stock" or "Stock" shall mean the Common Stock of the Company without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

   2.12 "Company" shall mean Vectren Corporation, an Indiana corporation, or any successor thereto.

   2.13 "Covered Participant" shall mean a Participant who is a "covered employee" as defined in Code Section 162(m)(3) and the regulations promulgated thereunder.

   2.14 "Designated Beneficiary" shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

   2.15 "Disability" shall mean (a) the mental or physical disability of the Participant defined as "Disability" under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant's Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

   2.16 "Effective Date" shall mean:

      (a) January 1, 2001 with respect to Annual Incentive Awards granted pursuant to Article VIII; and

      (b) May 1, 2001 with respect to long-term incentive Awards granted pursuant to Articles V, VI or VII.

   2.17 "Eligible Employee" shall mean an Employee who is an officer or other key employee of a Participating Company as designated by the Committee to be eligible to participate in the Plan.

   2.18 "Employee" shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Company's standard employment practices.

   2.19 "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

   2.20 "Fair Market Value" shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

   2.21 "Good Reason" shall be defined in Section 10.3.

   2.22 "Incentive Stock Option" shall mean an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

   2.23 "Non-qualified Stock Option" shall mean an option to purchase Stock, granted under Article V herein, which is not intended to qualify as an Incentive Stock Option.

   2.24 "Option Price" shall mean the exercise price per share of Stock covered by an Option in accordance with Section 5.2.

   2.25 "Outside Director" shall mean a member of the Board who is not an Employee.

   2.26 "Participant" shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

   2.27 "Participating Company" shall mean the Company, and such other Subsidiaries as the Board authorizes to participate herein.

   2.28 "Performance Award" shall mean a performance-based Award made under
Section 7.3, which may be in the form of either Performance Shares or Performance Units.

   2.29 "Performance Criteria" shall mean objectives established by the Committee for a Performance Period for the purpose of determining when an Award subject to such objectives has been earned, and may include alternative and multiple Performance Criteria, including, but not limited to, operating and maintenance expense targets, customer satisfaction, safety, and financial goals (which may be adjusted for abnormal weather based on National Oceanic and Atmospheric Administration measures or such other objective measures as approved by the Committee before the beginning of a Performance Period) including, but not limited to, absolute or relative (i.e., in relation to a peer group of companies) total shareholder return, revenues, sales, net income, EBITDA, return on assets, earnings per share and/or growth thereof, or net worth of the Company, any of its Subsidiaries, divisions, business units or other areas of the Company.

   2.30 "Performance Period" shall mean the time period designated by the Committee during which Performance Criteria must be met in order for a Participant to obtain a performance-based award.

   2.31 "Performance Share" shall mean an Award, designated as a Performance Share, granted to a Participant pursuant to Section 7.3, the value of which is linked to Company Stock and which is determined, in whole or in part, by the attainment of pre-established Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

   2.32 "Performance Unit" shall mean an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 7.3, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Criteria which is linked to the performance of Company Stock as deemed appropriate by the Committee and described in the Agreement.

   2.33 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

   2.34 "Plan" shall mean the Vectren Corporation At Risk Compensation Plan, as herein established and as hereafter amended from time to time.

   2.35 "Restricted Stock" shall mean an Award of Stock granted to a Participant pursuant to Article VI herein.

   2.36 "Restriction Period" shall mean the period during which the transfer of Shares of Restricted Stock is restricted and is subject to a risk of forfeiture, pursuant to Article VI.

   2.37 "Retirement" shall mean the termination of employment for a Participant who is eligible for early or normal retirement under the Vectren Corporation Combined Non-Bargaining Retirement Plan. Notwithstanding the foregoing, "Retirement" before the Participant has attained normal retirement under such plan shall require prior approval by the Committee. With respect to a Participant who is an Outside Director, "Retirement" shall mean the end of the director's term of office upon attaining the mandatory retirement age for directors.

   2.38 "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

   2.39 "Section 162(m)" shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

   2.40 "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

   2.41 "Stock" or "Shares" shall mean the shares of Common Stock of the Company.

   2.42 "Stock Appreciation Right" shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Option Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

   2.43 "Stock Option" or "Option" shall mean an Incentive Stock Option or a Non-qualified Stock Option.

   2.44 "Stock Unit Award" shall mean an award of Common Stock or units granted under Section 7.4.

   2.45 "Subsidiary" shall mean any entity (other than Vectren Corporation) with respect to which Vectren Corporation owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

                                  ARTICLE III

                                  ELIGIBILITY

   3.1 Eligibility. The Committee shall have sole and complete discretion in determining the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan. An Outside Director who is selected by the Committee to participate in the Plan shall only be eligible for Awards under Articles V, VI or VII and shall not be eligible for Annual Incentive Awards under Article VIII. An Eligible Employee or Outside Director of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

                                  ARTICLE IV

                          SHARES SUBJECT TO THE PLAN

   4.1 Number of Shares. Subject to adjustment as provided for in Section 4.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 4,000,000 Shares, which shall be in a combination of Stock Options, Restricted Stock, and, at the discretion of the Committee, other Awards as described in Article VII. Notwithstanding the foregoing, the maximum aggregate number of shares which may be issued as Awards in a form other than Stock Options shall not exceed 800,000 Shares.

   Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 and
4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

   4.2 Lapsed Awards or Forfeited Shares. In the event that:

       (a) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised in accordance with its terms,

       (b) Shares issued pursuant to the Awards are canceled or forfeited for any reason, or

       (c) Awards are paid in cash,

the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

   4.3 Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

   4.4 Capital Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, in the number and kind of Shares covered by any Awards granted before such change and in the Option Price of any Option granted before such change or in the Fair Market Value of the Shares on the Grant Date of any Stock Appreciation Right granted before such change. Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event.

                                   ARTICLE V

                                 STOCK OPTIONS

   5.1 Grant of Stock Options. Subject to the limitation set forth in Section
4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Stock Options to Participants as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option. However, no Incentive Stock Option may be awarded (a) after the tenth anniversary of the date this Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, or (b) to a Participant who is not an Employee.

   5.2 Option Price. The exercise price per share of Stock covered by an Option shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Further provided, in the case of an Incentive Stock Option granted to any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.

     (a) Restriction Against Re-Pricing or Replacement. No option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.

   5.3 Exercisability. Except as otherwise provided herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, under no circumstances, may an Incentive Stock Option be exercisable after the expiration of 10 years from the Grant Date (5 years from the Grant Date for any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary).

   5.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of fee for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge or acquired from the Company within the preceding six months) having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. After receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant as soon as practicable, or, at a later date mutually agreed to with a Participant, a stock certificate or other documentation, issued in the Participant's name, evidencing the number of Shares with respect to which the Option was exercised.

   5.5 Death, Disability, Retirement or Other Termination of Employment. Except as otherwise provided in a Participant's Option Agreement:

     (a) in the event of a Participant's death, Disability or Retirement, Options granted to the Participant shall be considered immediately vested and shall be exercisable at such time as specified in the Option Agreement, and

     (b) subject to Article X, in the event the Participant resigns, is terminated from the Company or, in the case of an Outside Director, is not reelected to the Board or otherwise resigns as a member of the Board, Options which have not vested by such date shall be forfeited, and the Participant shall have three months from such date to exercise vested Options (but not beyond the expiration of the term of the Option, if earlier). Notwithstanding the foregoing, if the Participant is terminated from the Company for Cause (as defined in Section 10.4), the Participant shall be required to exercise any vested Options immediately, and any vested Options not immediately exercised shall lapse.

                                  ARTICLE VI

                               RESTRICTED STOCK

   6.1 Grant of Restricted Stock. Subject to the limitations set forth in
Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

   6.2 Restricted Stock Award Agreement. Each Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such Shares in the event such conditions are not satisfied, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of conditions in the Award
Agreement: (a) conditions for acceleration or achievement of the end of the Restriction Period based on any Performance Criteria and (b) any other conditions or restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

   Notwithstanding the foregoing, the Committee shall have the authority to grant additional unrestricted Stock to a Participant hereunder, provided Performance Criteria are satisfied for the Performance Period.

   6.3 Restriction Period. Except as otherwise provided in this Article, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement.

   Subject to Section 6.7 and Article X, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not reelected to the Board or otherwise resigns as a member of the Board, prior to the end of the Restriction Period, he or she will forfeit all interests in the Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

   6.4 Removal of Restrictions and Deferral of Payment. Except as otherwise provided in this Article, Restricted Stock covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee.

   Furthermore, upon the expiration of the Restriction Period, a Participant may defer the value of the Awards under the non-qualified deferred compensation plan, including any successor plan, sponsored by the Company if the Participant is eligible under such plan and if such plan provides for deferral of Awards hereunder.

   6.5 Voting Rights. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

   6.6 Dividends and Other Distributions. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

   6.7 Death, Disability or Retirement. Except as otherwise provided in a Participant's Award Agreement, in the event of the Participant's death, Disability, or Retirement the following shall apply:

     (a) If such event occurs after the end of the Performance Period but before the end of the Restriction Period, restrictions on all Shares shall be immediately removed;

     (b) In the event of the Participant's Disability or Retirement before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon expiration of the Performance Period, and the number of Shares the Participant shall be entitled to, if any, shall equal (i) the number of Shares, if any, the Participant would otherwise be entitled to had the individual been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Performance Period the Participant was an active Participant hereunder; and

     (c) In the event of the Participant's death before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon the Participant's date of death, and the number of Shares the Participant shall be entitled to, if any, shall equal the number of Shares contingently granted to the Participant, without any further adjustment.

                                  ARTICLE VII

                           OTHER STOCK BASED AWARDS

   7.1 Grant of Other Stock Based Awards. Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, with prior Board approval, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Appreciation Rights as described in Section 7.2, Performance Awards as described in Section 7.3, or other Stock Unit Awards as described in Section 7.4. Any such Awards shall be governed by the terms of an Agreement, and the Committee may impose such terms and conditions, similar to those described in Section 5.1 and/or Section 6.2 and not inconsistent with the terms of this Plan, as it deems appropriate on such Award.

   7.2 Stock Appreciation Rights.

     (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant).

     (b) Price. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

     (c) Exercise. Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

     (d) Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

   7.3 Performance Awards.

     (a) Grant of Performance Awards. Performance Awards granted hereunder may be issued in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other considerations or restrictions as the Committee shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

     (b) Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant.

     (c) Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Criteria established by the Committee and set forth in the Award Agreement have been satisfied.

     (d) Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of the Performance Award shall be made in cash, Stock, or a combination thereof and may be made in a lump sum or installments all as determined by the Committee and set forth in the related Award Agreement.

   7.4 Stock Unit Awards.

     (a) Grant of Other Stock Unit Awards. Stock Unit Awards granted hereunder may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of the Plan, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

     (b) Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

       (i) Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death or Disability of the Participant, a Change in Control, or where a Committee of the Board, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date unless the Board or the Committee, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, specifies otherwise. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

       (ii) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

       (iii) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

       (iv) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period.

       (v) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award, except to the extent that the existence of such discretion would cause the tax deduction of the Company in respect of the Stock Unit Award to be limited under Code Section 162(m).

   7.5 Death, Disability, Retirement or Other Termination of Employment. Unless otherwise provided in a Participant's Award Agreement, in the event of death, Disability, or Retirement similar rules as provided in Section 5.5 or
6.7 (as applicable) shall apply to an Award granted under this Article.

   7.6 Deferral of Payment. Notwithstanding the above, a Participant who is entitled to payment of an Award under this Article and who is eligible under the non-qualified deferred compensation plan sponsored by the Company may defer such payment to the extent provided under such plan.

                                 ARTICLE VIII

                            ANNUAL INCENTIVE AWARDS

   8.1 Timing and Determination of Annual Incentive Awards. Following the completion of a Performance Period, the Committee shall undertake or direct an evaluation of Performance Criteria for such Performance Period as determined in Section 8.2.

   No Annual Incentive Award may be paid without a certification by the Committee that the Performance Goals have been met.

   Any Annual Incentive Awards will be paid at such time or times as may be determined by the Committee following the end of the Performance Period to which they relate, but not later than the last day of the third month following the end of the Performance Period without the consent of the affected Participant.

   8.2 Performance Criteria for Annual Incentive Awards. Performance Criteria of the Company will be established in writing by the Committee before the beginning of each Performance Period or at such later time as may be permitted by Section 162(m) of the Code to maintain the status of Annual Incentive Awards as performance-based Compensation.

   The Performance Period with respect to Awards shall be the calendar year or any other period designated as such by the Committee.

   8.3 Maximum Annual Incentive Award. The maximum individual Annual Incentive Award for a Performance Period of twelve calendar months will be $1,500,000, provided the Eligible Employee has been a Participant for such twelve month period. In the event that an Annual Incentive Award is being determined for a

Performance Period of less than twelve calendar months or for the Performance Period in which the Eligible Employee becomes a Participant, dies or incurs a Disability, the maximum Annual Incentive Award of $1,500,000 shall be prorated in accordance with Section 8.4 or 8.5, whichever is applicable.

   8.4 Short Performance Year.

     (a) Death, Disability or Retirement. In the event of a Participant's death, Disability or Retirement prior to the date the Annual Incentive Award is paid, the following shall apply:

       (i) In the event of the Participant's death or Disability before the end of the Performance Period, the Company will be assumed to have achieved a target performance level for the Performance Period in which death or Disability occurs for purposes of determining the Annual Incentive Award. In the event of the Participant's death or Disability after the end of the Performance Period, but before the date the Annual Incentive Award is paid, the Participant's Annual Incentive Award shall be payable based on the actual Performance Criteria for the entire period.

       (ii) In the event of a Participant's Retirement, the Participant's Annual Incentive Award shall be determined and payable following the end of the Performance Period based on the actual Performance Criteria for the entire period.

       (iii) The amount of Annual Incentive Award shall be prorated as necessary to reflect the period of time during which the individual was employed in the Performance Period.

     (b) New Participants. In the event an individual becomes a Participant and is eligible for an Annual Incentive Award based on a Performance Period shorter than twelve months, such Annual Incentive Award shall be prorated to reflect the period of time the individual was employed in the Performance Period.

   8.5 Limitation on Right to Payment of Award. Notwithstanding any other Plan provision to the contrary, no Participant shall have a right to receive payment of an Annual Incentive Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the date any Award would otherwise be payable, the Participant resigns or is otherwise terminated from the Participating Company for reasons other than death, Disability, or Retirement or following a Change in Control.

                                  ARTICLE IX

             SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

   9.1 Special Provisions Applicable to Covered Participants. Awards to Covered Participants shall be governed by the conditions of this Article in addition to the requirements of Articles V through VIII above. Should conditions set forth under this Article conflict with the requirements of Articles V through VIII, the conditions of this Article shall prevail.

     (a) All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code.

     (b) The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Code Section 162(m), and the regulations promulgated thereunder.

     (c) The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

     (e) The aggregate maximum Awards that may be granted to any Covered Participant under Article VI and the maximum number of Shares represented by Performance Shares that may be granted to any Covered Participant under
  Article VII during any calendar year shall be 100,000 Shares. The maximum aggregate amount payable in respect of all other Stock Based Awards (except Stock Appreciation Rights) granted to a Covered Participant pursuant to
  Article VII during any calendar year cannot exceed $1 million.

     (f) The aggregate maximum number of shares of Stock subject to Options under Article V and Stock Appreciation Rights under Article VII made to any Covered Participant during any calendar year shall be 500,000.

     (g) All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deductions by the Company under Code section 162(m).

                                   ARTICLE X

                               CHANGE IN CONTROL

   10.1 Change in Control Agreements. The provision of this Section regarding the terms and conditions of an Award Agreement upon a Change in Control shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Participating Company and such Participant which relate to the terms of the Awards hereunder upon a Change in Control.

   Upon a Change in Control, the following shall apply:

     (a) The Awards previously granted shall be immediately vested and not subject to forfeiture due to any subsequent termination from employment or removal or resignation from the Board.

     (b) In the event the Participant terminates employment from the Company with Good Reason or is terminated by the Company (except for Cause), any Stock Option Awards shall be exercisable within such time as specified in the Option Agreement. In the event the Participant otherwise resigns from the Company any Stock Option Awards shall be exercisable within 3 months following such termination of employment. In the event the Participant is terminated by the Company for Cause, the Participant shall be required to exercise Options immediately, and Options not immediately exercised shall lapse.

     (c) Restrictions on any Restricted Stock shall be eliminated as of such event.

     (d) If the Change in Control occurs before the end of the Performance Period, no further adjustment shall be made to the number of Shares of Restricted Stock contingently granted based on the Performance Criteria.

     (e) Annual Incentive Awards shall be considered earned and shall not be subject to forfeiture due to any subsequent termination from employment. If the Change in Control occurs before the end of the Performance Period, the amount of the Annual Incentive Award shall be determined assuming the Company has achieved a target performance level and, the amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder. If the Change in Control occurs after the end of the Performance Period but before the Annual Incentive Award is paid, the amount payable shall be determined based on the actual performance level. In either case payment of the Annual Incentive Award shall be made as soon as practicable following the Change in Control.

   10.2 Change in Control Defined. For purposes of this Article, "Change in Control" shall have the same meaning as such term or similar term is defined in a Participant's individual agreement with the Company which relates to such Participant's compensation and benefits upon the occurrence of a change in ownership of the Participating Company or similar event.

     (a) In the event there is no such agreement, "Change in Control" shall mean:

       (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;

       (ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
    Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

       (iii) Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be,
    (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

       (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
    (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

       (v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute an "Change in Control" under subsection (iii) or (iv) of this Section.

     (b) Notwithstanding (a) above, if the Participant's employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" or (ii) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Agreement, the date of a "Change in Control" with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant's employment.

   10.3 Good Reason Defined. For purposes of Section 10.1(b), "Good Reason" shall mean, without the Participant's written consent,

     (a) a demotion in the Participant's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the Change in Control;

     (b) the assignment to the Participant of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Participant from or failure to reappoint or reelect him to any of such positions that the Participant had immediately prior to the Change in Control;

     (c) a reduction by the Company in the Participant's base salary or the Company's failure to increase (within twelve (12) months of the Participant's last increase in base salary) the Participant's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior executives of the Company effected in the preceding twelve (12) months;

     (d) the relocation of the principal executive offices of the Company or Subsidiary, whichever entity on behalf of which the Participant performs a principal function of that entity as part of his employment services, to a location more than fifty (50) miles outside the Evansville, Indiana metropolitan area or, if his services are not performed in Evansville, Indiana, the Company's requiring him to be based at any place other than the location at which he performed his duties immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a Change in Control;

     (e) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Participant participates immediately prior to the Change in Control, including but not limited to this Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein;

     (f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

     (g) the failure of the Company to obtain a satisfactory agreement with any successor or assign of the Company to assume and agree to perform under any Change in Control agreement between the Company and the Participant; or

     (h) any request by the Company that the Participant participate in an unlawful act or take any action constituting a breach of the Participant's professional standard of conduct.

   For the purpose of Section 10.1(b), "Good Reason" shall also mean with the Participant's written consent, the exercise by the Participant of a contractual right to terminate his or her employment voluntarily, without good reason, during a thirty (30) day period immediately following the first annual anniversary of a Change in Control.

   10.4 Cause Defined. For purposes of Sections 10.1(b) and 5.5(b), "Cause" shall mean

     (a) intentional gross misconduct by the Participant damaging in a material way to the Company, or

     (b) a material breach of the Participant's employment agreement, after the Company has given the Participant notice thereof and a reasonable opportunity to cure.

                                  ARTICLE XI

                                ADMINISTRATION

   11.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made and exercised; (b) to determine the Participants to which Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements;
(e) to establish, amend, or waive rules or regulations for the Plan's administration; (f) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and
(g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

   11.2 Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

   11.3 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

                                  ARTICLE XII

                              GENERAL PROVISIONS

   12.1 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

   12.2 Terms of Awards. Each Award granted under the Plan shall be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, or other termination of employment of the Participant on the Award.

   12.3 Non-transferability. No Award, including any Options, granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.

   12.4 No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Participating Company.

   12.5 Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

   12.6 Construction of the Plan. Except to the extent superceded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of Indiana. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

   12.7 Amendment of Plan. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m).

   12.8 Amendment of Award. In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. In addition, no amendment shall be made to an outstanding Award without written consent of the affected Participant.

   12.9 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as "earnings," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

   12.10 Legend. In it sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

   12.11 Special Provisions for Certain Participants. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

   12.12 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

   12.13 Conflict with Employment Agreement. Except as specified in Article X or otherwise restricted under Section 12.11, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

   12.14 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

   12.15 Severability. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.

   12.16 Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

   12.17 No Liability. No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized Compensation Committee Chair as of this 24th day of January, 2001.

                                          Vectren Corporation

                                                 /s/ Robert L. Koch II
                                          By: _________________________________
                                                     Robert L. Koch II
                                               Compensation Committee Chair

ATTEST

      /s/ Ronald E. Christian
By: _________________________________
          Ronald E. Christian
   Senior Vice President, Secretary
                  and
            General Counsel

[X] Please mark your vote as in this example.                               5455

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
      The Board of Director recommends a vote FOR each of the items below
--------------------------------------------------------------------------------

                 FOR        WITHHOLD
1. Election of   [_]          [_]
   Directors

                                 FOR    AGAINST    ABSTAIN
2. Approval of the Company's     [_]      [_]        [_]
   At-Risk Compensation
   Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Nominees:
01. John D. Engelbrecht
02. William G. Mays
03. J. Timothy McGinley
04. Richard P. Rechter

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE ON THE PROPOSALS.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK YOU.




Signature of Shareholder(s) ________________________________ Date: ______
Please sign exactly as your name(s) appears hereon. All joint tenants should date this proxy and sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

                           . FOLD AND DETACH HERE .






                              VECTREN CORPORATION

Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Vote Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
---------------------
Using a touch-tone phone call Toll-free:      1-877-779-8683)

To Vote by Internet:
--------------------
Log on to the Internet and go to the website:  http://www.eproxyvote.com/vvc
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

                                     PROXY

                              VECTREN CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

              FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 25, 2001

     The undersigned hereby appoints Jerome A. Benkert, Jr., Ronald E. Christian, and Richard G. Lynch and each of them, jointly and severally, with power of substitution, to vote on all matters which may properly come before the 2001 Annual Meeting of shareholders of Vectren Corporation or any adjournment thereof.

                 (Continued and to be signed on reverse side)

                          .  FOLD AND DETACH HERE  .

                        Please date, sign and mail your
                      proxy card back as soon a possible!

                        Annual Meeting of Shareholders
                              VECTREN CORPORATION

                                April 25, 2001